500 Sansome Street, Suite 615

San Francisco, CA 94111

Tel: 833-747-3927 | Fax: 415-887-1192

Kylianne Osojnicki	(564) 225 - 5289	k.osojnicki@vontive.com
Danielle Rivas	(415) 813 - 5796	danielle@vontive.com

September 21, 2022

VIA E-MAIL

Brett Jones Attorney at Law, P.C.

Caitlyn Fullmer

caitlyn@brettjoneslaw.com

+1 (706) 636 - 5297

RE: Closing of Loan Number 1015061-0000010759-2 in the amount of $320,000.00 to HERE COLLECTION 8 LLC (“Borrower”); Brett Jones Attorney at Law, P.C. (“Escrow Company”) File No. 22C1451

To Whom It May Concern:

This letter constitutes Vontive, Inc. (“Lender”) closing instructions (the “Closing Instructions”) to you in connection with the loan in the above-referenced amount (the “Loan”) to be made by Lender to Borrower.  The Loan is to be secured by the real property located at 326 Tanglewood Cove, Blue Ridge, GA 30513 and is described further in the Security Instrument (as defined below) (the “Property”).

A.DOCUMENT DELIVERIES

In connection with the Closing, you should have received, or you will be receiving, the following original documents, duly executed, acknowledged, and in proper form for recording (where applicable) (the “Loan Documents”):

1.Deed to Secure Debt dated 2022-09-21, made by Borrower to Lender (the “Security Instrument”);

2.The following documents:

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1.Term Sheet

2.Promissory Note

3.Deed to Secure Debt

4.Agreement to Provide Insurance

5.Occupancy and Financial Status Affidavit

6.Business Purpose Affidavit

7.Borrower Certification and Authorization

8.Patriot Act Information Disclosure

9.Servicing Transfer Disclosure

Please ship documents to: 500 Sansome Street, Suite 615 San Francisco, CA 94111 Attention: Servicing Department

B.EXECUTION OF DOCUMENTS

You are responsible for verifying the execution (including initialing of certain provisions, where indicated, as well as dates that need completion) and acknowledgement, where indicated, by all parties to each of the Loan Documents in accordance with the instructions provided herein.

1.Be advised that some documents require initials or signatures in the body and/or exhibits of the document in addition to the signatures at the end of the document.

2.No changes, interlineations, margin notations, or other modifications shall be made to the Loan Documents without the express written approval of Lender.

3.All exhibits must be completed and attached to the Loan Documents in the form approved by Lender.

4.The legal descriptions contained in the Loan Documents and the Lender’s Policy must be identical.

5.All Loan Documents must be executed by the specific individuals indicated in the typed signature blocks personally, and not under power of attorney.

C.DELIVERY OF LOAN FUNDS

1.Lender will wire the amount of $311,849.44 (the “Loan Proceeds”) to you by federal wire transfer in accordance with Escrow’s provided wiring instructions.  The net wire amount is calculated based on the following:

Net Wire Calculation

Total Loan Amount	$320,000.00
Initial Funding	$320,000.00
Origination Fee	$6,400.00
Underwriting Fee	$995.00
Prepaid Interest	$755.56

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Net Wire Amount	$311,849.44

and:

a.Lender receives your acceptance of these Closing Instructions by signing and returning these Closing Instructions;

b.You acknowledge receipt of the signed Loan Documents;

c.Lender has received COPIES of all other Loan Documents relating to the closing of the Loan; and

d.Any cash to close must come from the Borrower.  The account in which borrower funds are provided from must match the Borrower’s name.  In the event it does not, third party authorization is required and must be approved by Lender in writing prior to closing.

2.The Loan Proceeds represent the funds available for disbursement in accordance with the disbursement instructions (the “Settlement Statement”) in the form approved by Lender.

3.It is understood by Borrower that interest shall accrue on the Loan at the interest rate set forth in the promissory note evidencing the Loan from (and including) the date that the Loan Proceeds are wired to escrow.  Borrower shall be liable for all such accrued interest, regardless of the date the Loan Proceeds are disbursed from escrow or if the Loan Proceeds are returned to Lender.  Any interest earned on the Loan Proceeds held in escrow shall be disbursed to Borrower along with the Loan Proceeds; provided, however, if the Loan does not close as described herein, the Loan Proceeds, including any interest earned thereon, will be paid to Lender.

D.CLOSING CONDITIONS

The following are conditions precedent which must be fully satisfied before the Loan Proceeds may be disbursed:

1.You have received the Loan Proceeds and all other funds necessary to close the transaction, if any (collectively, the “Closing Funds”) and are prepared to immediately disburse the Closing Funds in accordance with the Settlement Statement upon proper authorization in accordance with these Closing Instructions.

2.You have determined that all the Loan Documents are complete and all exhibits thereto have been attached (including, without limitation, the correct legal descriptions), have been properly executed, and are in proper form for recording and/or filing in the Official Records of Fannin County (the “Official Records”), or the office of the Secretary of State of Georgia, as applicable.

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3.You have received all other documents, certificates, affidavits, and forms necessary to record and/or file the Loan Documents and close the transaction.

4.You have performed a search of the Borrower using his or her name and social security number, to confirm the Borrower does not have any recorded items against him or her.

5.Any property taxes that are due within two months of the settlement date must be paid current on the settlement statement as part of the transaction.

6.Brett Jones Attorney at Law, P.C. is irrevocably committed to issue a final ALTA Lender’s Policy of Title Insurance Form, either as adopted October 17, 1992 or June 17, 2006 in favor of Lender (the “Lender’s Policy”) that satisfies all of the following requirements:

a.Title to the Property must be vested in Borrower;

b.Lender’s Policy shall insure the Security Instrument as a first and valid lien on the Property, subject only to the exceptions marked in Schedule B of the PRELIMINARY REPORT Order No. 22C1451 as approved by Lender (the “Title Commitment”), and all non-standard exceptions have been removed;

c.Lender’s Policy must not contain any exception for mechanic’s liens or any other deletion or exception based on the commencement of construction. If construction has commenced on the Property, you must procure any terminations, releases, waivers, and indemnities as required to remove such exceptions from the Lender’s Policy;

d.Coverage shall be in the amount of the Loan;

e.Lender’s Policy shall be dated effective as of the date and time of the recording of the Security Instrument;

f.Lender’s Policy shall include the following endorsements, deletions, or protections:

i.“Gap” protection, insuring the validity and priority of the Security Instrument against any liens or other matters of record which may come of record between the date and time of the Title Commitment and the date and time of the recording of the Security Instrument;

ii.endorsements numbered 100, 8.1, ALTA 22 (address verification, showing the address as described above).

g.You have received authorization by email from the undersigned (each the “Lender’s Representative”) to proceed with the closing in accordance with Section 5 herein.

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E.CLOSING

When all conditions to closing are satisfied, you may close escrow by taking the following steps, in the order listed:

1.Date all the documents deposited in escrow as of the closing date (unless otherwise already dated), and attach original counterpart signature pages for each document to form fully-executed originals of each document executed by the parties as may be applicable.

2.Record in the Official Records in the following order of recordation and priority:

a.the Security Instrument

3.Upon confirmation of recording, disburse the Loan Proceeds in accordance with the Settlement Statement.

F.POST-CLOSING OBLIGATIONS

The following are the post-closing obligations to be performed by you:

1.Upon recordation of the Loan Documents (the “Recording Date”), you shall immediately confirm recordation of the Loan Documents and provide all the recording information for the Loan Documents to the undersigned; and

2.No later than two (2) business day(s) after Recording Date, you shall deliver to the undersigned:

a.Conformed copies of the Loan Documents;

b.A certified copy of the final Settlement Statement

G.EXPENSES

Borrower shall pay all costs and expenses in connection with the closing of the Loan, including those which may be incurred for the Lender’s Policy and endorsements, escrow fees, photocopying, recording, and filing fees, mortgage taxes, title company services, and all other such fees, charges, and taxes.  Lender shall have no responsibility or liability for any costs or expenses which may be incurred in connection with closing the Loan.

Any cash to close must come from Borrower.  The account in which Borrower funds are provided must match the Borrower’s name.

By your execution of these Closing Instructions, you hereby acknowledge and agree to strictly abide by these Closing Instructions and perform your obligations hereunder.  You acknowledge and agree that your signature transmitted to the undersigned by email shall represent the valid and binding execution of these Closing Instructions.  Notwithstanding your failure to execute these Closing Instructions, your disbursement of the Loan Proceeds shall conclusively

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evidence your agreement to strictly abide by these Closing Instructions and perform your obligations hereunder.  Upon your disbursement of the Loan Proceeds:

1.Brett Jones Attorney at Law, P.C.’s commitment to issue the Lender’s Policy in accordance with these Closing Instructions is irrevocable.

2.Brett Jones Attorney at Law, P.C. accepts all risks and liabilities for the issuance of the Lender’s Policy notwithstanding the fact that certain Loan Documents may not have been recorded or filed.

Please contact the undersigned if you require further information regarding these Closing Instructions or any other matter.

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Vontive, Inc.

By:

Name: Danielle Rivas

Title: Operations

ACCEPTED AND AGREED TO this
September 21, 2022

by: Brett Jones Attorney at Law, P.C..

By: /s/ Caitlyn Fullmer

Name: Caitlyn Fullmer

Note: Person signing must be an Authorized Agent.

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SPACE ABOVE THIS LINE FOR RECORDER’S USE

After recording return to:

Vontive, Inc.

500 Sansome Street, Suite 615

San Francisco, CA 94111

Attention: Servicing Department

MIN: 1015061-0000010759-2

DEED TO SECURE DEBT.  SECURITY AGREEMENT, ASSIGNMENT OF LEASES
AND RENTS AND FIXTURE FILING

This Deed to Secure Debt, Security Agreement, Assignment of Leases and Rents and Fixture Filing (this “Security Deed”) is executed as of September 21, 2022, by HERE COLLECTION 8 LLC, a Georgia Limited Liability Company (“Grantor”), whose address for notice hereunder is 5415 Sugarloaf Pkwy, STE1108, Lawrenceville, GA 30043, to Vontive, Inc., a Delaware corporation, its successors and assigns (“Lender”), whose address for notice is 500 Sansome Street, Suite 615 San Francisco, CA 94111, as grantee. Attention: Danielle Rivas.

NOTE TO TAX COMMISSIONER AND CLERK OF SUPERIOR COURT.  THIS INSTRUMENT SECURES A LOAN IN THE AGGREGATE PRINCIPAL AMOUNT OF UP TO $320,000.00 AND HAVING A FINAL MATURITY DATE OF April 01, 2024.  CONSEQUENTLY, THE INTANGIBLE RECORDING TAX IN THE AMOUNT OF $[0.00] IS DUE UPON THE RECORDING OF THIS INSTRUMENT SEE O.C.G.A. §48-6-61 AND RULE 560-11-8-.02 OF THE RULES AND REGULATIONS OF THE GEORGIA DEPARTMENT OF REVENUE.

THIS SECURITY INSTRUMENT COVERS GOODS THAT ARE OR WILL BECOME FIXTURES ON THE DESCRIBED REAL PROPERTY AND SHOULD BE FILED FOR RECORD IN THE REAL PROPERTY RECORDS WHERE SECURITY DEEDS ON REAL ESTATE ARE RECORDED.  THIS INSTRUMENT SHOULD ALSO BE INDEXED AS A UNIFORM COMMERCIAL CODE FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO O.C.G.A. SECTION 11-9-502(C) COVERING GOODS THAT ARE OR WILL BECOME FIXTURES ON THE DESCRIBED REAL PROPERTY, THE MAILING ADDRESSES OF THE SECURED PARTY AND THE DEBTOR ARE WITHIN.

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THIS SECURITY INSTRUMENT SECURES A NOTE WHICH PROVIDES FOR A VARIABLE INTEREST RATE.

THIS SECURITY INSTRUMENT IS A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO SECTION 11-9-502 OF THE GEORGIA UNIFORM COMMERCIAL CODE.

Article 1 DEFINITIONS

Section 1.1Definitions.  All capitalized terms used herein, but not defined herein, shall have the meanings given such terms in the Promissory Note.  As used herein, the following terms shall have the following meanings:

“Condemnation Proceeds”: Any award or compensation for Secured Property taken or for damage to Secured Property not taken, whether as a result of condemnation proceedings or negotiations in lieu thereof.

“Hazardous Substance”: Any hazardous, toxic or dangerous substance, waste or material which is or becomes regulated under any federal, state or local statute, ordinance, rule, regulation or other law now or hereafter in effect pertaining to environmental protection, contamination or clean up, including without limitation any substance, waste or material which now or hereafter is (A) designated as a “hazardous substance” under or pursuant to the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), (B) defined as a “hazardous waste” under or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), or (C) defined as a “hazardous substance” in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Lender”: Vontive, Inc., a Delaware corporation, and its successors and assigns.

“Premises”: The Land and the Improvements, collectively.

“Promissory Note”: That certain Promissory Note of even date herewith given by Grantor in favor of Lender, pursuant to which Lender made a loan to Grantor in the maximum principal amount of Three hundred twenty thousand and 00/100 Dollars ($320,000.00), and having a final maturity date of April 01,2024, as the same may be increased, renewed, amended, restated, or otherwise modified from time to time.

“Secured Property”: All estate, right, title, interest, claim and demand whatsoever which Grantor now has or hereafter acquires, either in law or in equity, in and to (1) the real property described in Exhibit A attached hereto and made a part hereof (the “Land”), (2) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (3) all materials, supplies, appliances, equipment (as such term is defined in the UCC), apparatus and other items of personal property now owned or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not

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situated in easements (the “Fixtures”), (4) all goods, inventory, accounts, general intangibles, software, investment property, instruments, letters of credit, letter of credit rights, deposit accounts, documents, chattel paper and supporting obligations, as each such term is presently or hereafter defined in the UCC, and all other personal property of any kind or character, now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Secured Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, software, trademarks, goodwill, promissory notes, electronic and tangible chattel paper, payment intangibles, documents, trade names, licenses and/or franchise agreements (to the extent assignable), rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and commercial tort claims arising from the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Secured Property (the “Personalty”), (5) all reserves, escrows or impounds required under Section 4.21 (Reserves) and all deposit accounts (including accounts holding security deposits) maintained by Grantor with respect to the Secured Property, (6) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the “Plans”), (7) to the extent assignable, all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Secured Property, together with all related security and other deposits (the “Leases”), (8) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, lease cancellation payments and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling, terminating the occupancy of or otherwise enjoying the Secured Property (the “Rents”), (9) to the extent assignable, all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Secured Property (the “Properly Agreements”), (10) all rights, privileges, tenements, hereditaments, rights of way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) all insurance policies (regardless of whether required by Lender), unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, (13) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Secured Property, and (14) any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Security Deed, the term “Secured Property” shall mean any interest of Grantor in all or, where the context permits or requires, any portion of the above, wherever located.  Notwithstanding anything to the contrary contained

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elsewhere in this Security Deed, the “Secured Property” shall not include, and Lender shall have no right, title, or interest in or to, the personal property and effects of any tenant in possession of the Improvements commonly known as 326 Tanglewood Cove, Blue Ridge, GA 30513.

“Transfer”: Any sale, lien, encumbrance, conveyance or other transfer of the Premises or any part thereof or interest therein; or any change (whether direct or indirect) in the ownership of any equity interest in Grantor; or any change in the ownership of any such stock, membership, general partnership or other beneficial interest in any corporation, limited liability company, partnership, trust or other entity, organization or association directly or indirectly owning an interest in Grantor, or a change in the manager of a limited liability company; or any pledge, assignment or encumbrance of any ownership or equity interest in Grantor, including assignments of ownership or equity interests made in connection with mezzanine or preferred equity financing; or any abandonment of all or any part of the Premises; or the partition of, or the filing of any proceeding seeking the partition of, all or any part of the Premises.

“UCC”: The Uniform Commercial Code as enacted and in effect in the state where the Land is located (and as it may from time to time be amended); provided that, to the extent that the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any security interest herein granted is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state where the Land is located, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Article 2 SECURED OBLIGATIONS

Section 2.1Secured Obligations.  Grantor has executed and delivered this Security Deed for the purpose of securing the following obligations (collectively, the “Secured Obligations”):

(a)Payment of the indebtedness evidenced by the Promissory Note, together with all interest, late charges, prepayment fees, additional interest, collection costs, fees, and expenses as provided in the Promissory Note;

(b)Payment of all amounts specified in this Security Deed that Grantor has agreed to pay or is required to pay;

(c)Prompt and complete performance and observance of each and every covenant, obligation, or agreement of Grantor contained in this Security Deed or contained in any other document or instrument given by Grantor to further evidence or secure the indebtedness represented by the Promissory Note, but excluding any separate environmental indemnity;

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(d)Payment of any additional sums (and accrued interest) that may be loaned or advanced by Lender to Grantor under any promissory note or notes evidencing loans that specifically state that they are secured by this Security Deed.

In addition to any other debt or obligation secured, this Security Deed also will secure unpaid balances of advances made with respect to the Secured Property for the payment of taxes and assessments, insurance premiums, or other protective advances or costs incurred for maintaining improvements on or for the protection of the Secured Property.  Each of Grantor’s covenants in this Security Deed are intended to be in addition to, and not in lieu of, any other covenants of Grantor in any of the other Loan Documents, and in cases where the provisions are inconsistent or can be interpreted differently, the interpretation most restrictive as to Grantor shall apply.

Article 3 GRANT

Section 3.1Grant.  To secure the full and timely payment and performance of the Secured Obligations, Grantor GRANTS, BARGAINS, SELLS and CONVEYS to Lender and to the successors and assigns of Lender the Secured Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Secured Property to Lender and to the successors and assigns of Lender IN FEE SIMPLE FOREVER subject to the terms, covenants and conditions of this Security Deed, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Secured Property unto Lender and to the successors and assigns of Lender, subject to the Permitted Encumbrances.

Section 3.2Conveyance.  THIS CONVEYANCE is intended to operate and is to be construed as a deed passing title to the Secured Property to Lender and to the successors and assigns of Lender and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the Secured Obligations.  It is the intention of Grantor and Lender to create a perpetual or indefinite security interest in and security title to the real property described in this Security Deed pursuant to O.C.G.A. § 44-14-80(a)(l) and to agree that title shall not revert to Grantor for a period of twenty (20) years from the date of this Security Deed.  However, nothing in this Section will impair Lender’s rights to collection of the Secured Obligations and foreclosure of the security interest and security title if the Secured Obligations are not repaid when due.

Article 4 WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents, and covenants to Lender as follows:

Section 4.1Title to Secured Property and Lien of This Instrument.  Grantor owns the Secured Property free and clear of any liens, claims or interests, except the Permitted Encumbrances, and has rights and the power to transfer each item of the Secured Property.  This Security Deed creates valid, enforceable first priority security title in, and liens and security

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interests against, as applicable, the Secured Property. Grantor will cooperate with Lender in obtaining control (for lien perfection purposes under the UCC) with respect to any Secured Property consisting of deposit accounts, investment property, letter of credit rights or electronic chattel paper.

Section 4.2First Lien Status: Protection of Lender’s Security.  Grantor shall preserve and protect the first lien and security interest status of this Security Deed and the other Loan Documents.  Grantor will give written notice to Lender of and will, at its expense, appear in and defend any action or proceeding that might affect the Premises or title thereto or the interests of Lender therein or the rights or remedies of Lender.  If any such action or proceeding is commenced or if Lender is made a party to any such action or proceeding by reason of this Security Deed, or if Grantor fails to perform any obligation on its part to be performed hereunder, then Lender, in its discretion, may make any appearances, disburse any sums, make any entries upon the Premises and take any actions as may be necessary or desirable to protect or enforce the security of this Security Deed, to remedy Grantor’s failure to perform its obligations (without, however, waiving any default by Grantor) or otherwise to protect Lender’s interests. Grantor will pay all losses, damages, fees, costs, and expenses, including reasonable attorneys’ fees, of Lender thus incurred.  This paragraph shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.

Section 4.3Payment and Performance.  Grantor shall pay and perform the Secured Obligations in full when they are due and required to be paid and performed as provided in the Loan Documents.

Section 4.4Payment of Taxes.  Utilities, Liens, and Charges.

(a)Taxes and Assessments.  Grantor agrees to pay prior to delinquency directly to the payee thereof all taxes and assessments (including without limitation non-governmental levies or assessments such as maintenance charges, owner association dues or charges, or fees, levies or charges resulting from covenants, conditions, or restrictions) levied, assessed, or charged against or with respect to the Premises or this Security Deed.  Upon request, Grantor shall promptly furnish to Lender all notices of amounts due under this subparagraph and all receipts evidencing such payments.  Grantor may contest any such taxes or assessments by appropriate proceedings duly instituted and diligently prosecuted at Grantor’s expense and Grantor shall not be obligated to pay such taxes or assessments while such contest is pending so long as (i) the Premises is not thereby subjected to imminent loss or forfeiture and, (ii) if Grantor has not provided evidence that it has deposited the entire amount assessed with the applicable governmental authority, it deposits the entire amount together with projected penalties and interest with Lender or provides other security satisfactory to Lender in its sole discretion.

(b)Utilities.  Grantor will pay when due all utility charges and assessments for services furnished the Premises.

(c)Liens and Charges.  Grantor will pay when due the claims of all persons supplying labor or materials at the request of or with authorization from Grantor to or in connection with the Premises.  Without waiving the restrictions of Section 4.18

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(Restrictions on Transfer or Encumbrance of the Premises) hereof, Grantor will promptly discharge any lien or other charge, whether superior or inferior to this Security Deed, which may be claimed against the Premises.  Notwithstanding the foregoing provisions of this paragraph, Grantor, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any mechanic’s lien, but only if (i) Grantor notifies Lender in writing at least ten (10) days in advance of the expected commencement of such proceedings, (ii) no portion of the Premises is in danger of being sold or forfeited by virtue of, or during the duration of, such proceedings, (3) if required by Lender, Grantor deposits with Lender reserves sufficient to pay the contested mechanic’s lien in full, plus any interest and costs that may be assessed or recoverable in connection therewith, through the proceedings or otherwise, and (4) Grantor furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender in connection with allowing Grantor to commence the proceedings.

Section 4.5Security Deposits.  Grantor represents and warrants to Lender that all security deposits currently held by Grantor, if any, have been deposited into an escrow account in accordance with O.C.G.A. §44-7-31.  Grantor shall continue to deposit any and all security deposits into an escrow account in accordance with O.C.G.A. §44-7-31.

Section 4.6Maintenance of Rights of Wav.  Easements and Licenses.  Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, and entitlements necessary for the use of the Secured Property and will not, without the prior consent of Lender, not to be unreasonably withheld, conditioned or delayed, actively consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Secured Property. Grantor shall comply with all restrictive covenants affecting the Secured Property, and all zoning ordinances and other public or private restrictions as to the use of the Secured Property.

Section 4.7Right of Entry and Inspection.  Grantor shall permit Lender, and Lender’s agents, representatives, and employees to make reasonable entries upon and inspection of the Land and Improvements, provided that Lender shall give Grantor notice prior to any such inspection specifying reasonable cause therefor related to Lender’s interest in the Secured Property.

Section 4.8Hazardous Substances.

(a)Representations and Warranties.  Grantor represents and warrants to Lender that: (i) to the best of Grantor’s knowledge, following due inquiry, no asbestos has ever been used in the construction, repair or maintenance of any building, structure or other improvement now or heretofore located on the Land; (ii) to the best of Grantor’s knowledge, following due inquiry, no Hazardous Substance is currently being generated, manufactured, refined, transported, treated, stored, handled or disposed of, transferred, produced or processed on, under or about the Premises, except in compliance with all applicable federal, state and local statutes, ordinances, rules, regulations and other laws; (iii) neither Grantor nor, to the best of Grantor’s knowledge, following due inquiry, any other person or entity has ever caused or permitted any Hazardous Substance to be generated, manufactured, refined, transported, treated, stored, handled or disposed of,

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transferred, produced or processed on, under or about the Premises, except in compliance with all applicable federal, state and local statutes, ordinances, rules, regulations and other laws; (iv) Grantor has not received any notice of, nor is Grantor aware of, any actual or alleged violation with respect to the Premises of any federal, state or local statute, ordinance, rule, regulation or other law pertaining to Hazardous Substances; and (v) neither Grantor nor, to the best of Grantor’s knowledge, following due inquiry, the Premises is subject to any governmental or judicial claim, order, judgment or lien with respect to the clean-up of Hazardous Substances at or with respect to the Premises. Grantor further represents and warrants to Lender that the foregoing representations and warranties contained in this Section are made after and are based upon inspection of the Premises by Grantor and due inquiry by Grantor as to the prior uses of the Premises.

(b)No Future Hazardous Substances.  Grantor will not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process any Hazardous Substance (as defined in this Security Deed), nor shall Grantor cause or permit, as a result of any intentional or unintentional act or omission on the part of Grantor or any tenant, subtenant or other user or occupier of the Premises, a releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of any Hazardous Substance onto the Premises or any other property or into any waters, except in compliance with all such laws. Notwithstanding anything to the contrary, however, Grantor shall not cause or permit the installation, operation or presence on the Land of any underground storage tank or system used or to be used for the storage, handling or dispensing of petroleum or any other substance regulated under the Resource Conservation and Recovery Act (42 USC § 6901 et seq.), as now or hereafter amended, or any state or local statute, ordinance, rule, regulation or other law now or hereafter in effect regulating underground storage tanks or systems.

(c)Notification: Clean Up.  Grantor will immediately notify Lender if Grantor becomes aware of (i) any Hazardous Substance problem or liability with respect to the Premises, (ii) any actual or alleged violation with respect to the Premises of any federal, state, or local statute, ordinance, rule, regulation, or other law pertaining to Hazardous Substances, or (iii) any lien or action with respect to any of the foregoing. Grantor will, at its sole expense, take or cause to be taken all actions as may be necessary or advisable for the clean-up of Hazardous Substances on or with respect to the Premises, including, without limitation, all removal, containment and remedial actions in accordance with all applicable laws and in all events in a manner satisfactory to Lender, and shall further pay or cause to be paid all clean-up, administrative and enforcement costs of governmental agencies with respect to Hazardous Substances on or with respect to the Premises if obligated to do so by contract or by law.

(d)Verification.  For the purposes of inspecting the Premises to ascertain the accuracy of all representations and warranties in this Security Deed relating to Hazardous Substances, and the observance of all covenants contained in this Section, (i) Lender is hereby authorized to enter and inspect the Premises, including the interior of any structures, at reasonable times and after reasonable notice; and (ii) if and at any time Hazardous Substances are being handled on the Premises, Grantor shall furnish Lender with such

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information and documents as may be reasonably requested by Lender to confirm that such Hazardous Substances are being handled in compliance with all applicable federal, state and local statutes, ordinances, rules, regulations and other laws. Grantor shall reimburse Lender upon demand for all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by Lender in connection with any such entry and inspection and the obtaining of such information and documents.

(e)Indemnity for Certain Matters.  Grantor shall be responsible for, and indemnify, defend, and hold harmless the Lender from and against, any claim, judgment, loss, damage, demand, cost, expense or liability, known or unknown, contingent or otherwise, directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or after the date of this Security Deed) of Hazardous Substances on, in, under or about the Premises including all costs and expenses incurred by the Lender, including reasonable attorneys’ and consultants’ fees. The foregoing indemnification obligation shall be limited to the actual damages incurred by Lender, including all advances or payments paid or agreed to be paid by Lender pursuant to its rights to require environmental assessments, join or participate in any proceedings, cure the Grantor’s default or enforce its remedies, (a) prior to an after any judicial foreclosure of this Security Deed or deed delivered and accepted in lieu thereof, or (b) prior to any nonjudicial foreclosure of this Security Deed or deed delivered and accepted in lieu thereof. The obligations of the Grantor under this Section shall be mutually exclusive of any liabilities arising after a nonjudicial foreclosure of this Security Deed or the delivery and acceptance of a deed in lieu of such nonjudicial foreclosure, which are evidenced by the Environmental Indemnity, and are not secured hereby.

Section 4.9Name and Location; Organizational Matters: Litigation; Other Consents and Agreements; ERISA; Existence

(a)Name and Location of Grantor.  Grantor represents and warrants to Lender that it is a Limited Liability Company organized under the laws of the State of Georgia, whose principal place of business or its chief executive office (if it has more than one place of business) is located at the address set forth in Section 7.3. (.Fixture Filing).  Grantor further represents and warrants to Lender that the exact legal name for Grantor is as set forth in Section 7.3 (Fixture Filing.  Grantor covenants that it will give Lender thirty (30) days’ prior written notice of any act, event or occurrence which will cause the representations and/or warranties in this paragraph to become untrue in any respect.

(b)Good Standing.  Grantor represents and warrants to Lender that it is validly existing and in good standing under the laws of the State of Georgia and in the State of Georgia, and it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c)Authorization.  Grantor represents and warrants to Lender that the execution of this Security Deed, the other Loan Documents and the Environmental Indemnity have been duly authorized and there is no provision in the organizational documents of Grantor requiring further consent for such action by any other Person.

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(d)No Litigation.  Grantor represents and warrants to Lender that neither Grantor nor, to Grantor’s knowledge, any Person holding an equity interest in Grantor, is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Grantor’s ability to perform in accordance with the Note, any other Loan Document, or the Environmental Indemnity. Grantor shall give prompt written notice to Lender of any such pending or threatened matter.

(e)No Other Consents.  Grantor represents and warrants to Lender that to the best of Grantor’s knowledge, no consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Grantor of, or compliance by Grantor with, this Security Deed or any of the other Loan Documents or the Environmental Indemnity or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by Grantor.

(f)No Plan Assets.  Grantor represents and warrants to Lender that (i) Grantor is acting on its own behalf and Grantor is not an employee benefit plan as defined in Section 3(3) of ERISA, which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Code (each of the foregoing hereinafter referred to collectively as a “Plan”); and (ii) Grantor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA. Grantor shall not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”

(g)Existence: Compliance with Governmental Requirements.  Grantor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all present and future governmental requirements affecting or relating to Grantor, Grantor s business, and the Premises.  Grantor shall not use or permit the use of the Premises, or any part thereof, for any illegal purpose.  Grantor shall furnish to Lender, on request, reasonably satisfactory proof of compliance with any governmental requirement.

Section 4.10Preservation and Maintenance of Premises: Right of Entry.

(a)Preservation and Maintenance.  Grantor (i) will not commit, permit to occur or suffer any waste or impairment or deterioration of the Premises, (ii) will not abandon the Premises, (iii) will restore or repair promptly and in a good and workmanlike manner all or any part of the Premises to the equivalent of its original condition, or such other condition as Lender may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (iv) will keep the Premises, including improvements, fixtures, equipment, machinery and appliances thereon, in good condition and repair and will replace fixtures, equipment, machinery and appliances of the Premises when necessary to keep such items in good condition and repair, and (v) will generally operate and maintain the Premises in a commercially reasonable manner for its intended use and occupancy.

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(b)Alterations.  No building or other improvement on the Land will be structurally altered, removed or demolished, in whole or in part, without Lender s prior written consent, nor will any fixture or chattel covered by this Security Deed and adapted to the use and enjoyment of the Land be removed at any time without like consent unless actually replaced by an article of equal suitability, owned by Grantor, free and clear of any lien or security interest except such as may be approved in writing by Lender.

(c)Waiver of Right to Partition.  Grantor irrevocably waives and covenants with Lender not to pursue any partition of the Premises or any portion or proceeds thereof so long as any portion of the Secured Obligations remains outstanding.

Section 4.11Use of Premises.  Grantor will comply with, and will use commercially reasonable efforts to cause all tenants, invitees and other users of the Premises to comply with, all federal, state and municipal laws, ordinances, regulations and requirements of any governmental body, and all other covenants, conditions and restrictions, applicable to the Premises, and pay all taxes, fees and charges in connection therewith. The Premises may not be converted to a cooperative or condominium without Lender’s prior written consent, which consent may be withheld in Lender’s sole and absolute discretion.  Unless required by applicable law or unless Lender has otherwise agreed in writing, Grantor will not allow changes in the use for which all or any part of the Premises was intended at the time this Security Deed was executed.  Grantor will not initiate or acquiesce in a change in the zoning classification of the Premises without Lender’s prior written consent.

Section 4.12Use of Proceeds; Commercial Purpose.  Grantor shall use the proceeds of the Loan exclusively for commercial, business or investment purposes.

Section 4.13Other Covenants.  All of the covenants in the Promissory Note are incorporated herein by reference and, together with covenants in this Article 4, shall be covenants running with the land.

Section 4.14No Agricultural Use.  The Land is not used principally for agricultural or farming purposes.

Section 4.15Insurance Requirements.

(a)Policies.  Grantor shall keep all Improvements now or hereafter placed on the Land continuously insured against loss by fire or other hazards from time to time required by Lender in such amounts as Lender may require.  All such policies (including renewals thereof), shall be: (a) issued by an insurance carrier acceptable to Lender who is qualified and licensed to provide insurance in the State of Georgia, (b) name Lender as additional insured, lender loss payee, and/or mortgagee, as appropriate, (c) provide that the insurance carrier shall notify Lender at least thirty (30) days before cancellation, termination or any material change of coverage, and (d) otherwise be in form and substance and contain such endorsements satisfactory to Lender. Any amount collected under any such insurance policy may be applied upon the Secured Obligations in such order as Lender shall determine.  Such application by Lender shall not cause discontinuance of any proceedings to foreclose this Security Deed.  In the event of foreclosure, all rights of

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Grantor in insurance policies then in force shall pass to the purchaser at the foreclosure sale.  Grantor represents and warrants that it will provide proof of the insurance required to Lender on not less than an annual basis.

(b)Assignments as Security.  As security for the Secured Obligations, Grantor hereby assigns to Lender all required insurance policies, together with all monies and proceeds thereof, rights thereto and all unearned premiums returnable upon cancellation (all such assigned items constituting “Secured Property” for purposes of this Security Deed).

(c)Payment: Renewals.  Grantor shall promptly furnish to Lender all renewal notices relating to insurance policies.  Grantor shall pay all premiums on insurance policies directly to the carrier.  At least thirty (30) days prior to the expiration date of each such policy.  Grantor shall furnish to Lender a renewal policy in a form acceptable to Lender, together with evidence that the renewal premium has been paid.

Section 4.16Insurance Proceeds.

(a)In the event of any loss resulting in a claim exceeding the lesser of (i) Grantor’s commercially reasonable deductible amount and (ii) Ten Thousand and No/100 Dollars ($10,000.00), Grantor will give prompt written notice thereof to the insurance carrier and Lender.

(b)Except as may otherwise be required by applicable law, Lender shall apply any insurance proceeds received hereunder first to the payment of the costs and expenses incurred in the collection of the proceeds and shall then apply the balance (the “Net Proceeds”), in its absolute discretion and without regard to the adequacy of its security, to:

(1)The payment of indebtedness secured hereby, whether then due and payable or not.  Any such application of proceeds to principal on the Promissory Note shall be without the imposition of any prepayment fee otherwise payable under the Promissory Note, but shall not extend or postpone the due dates of the installment payments under the Promissory Note or change the amounts thereof; or

(2)The reimbursement of Grantor, under Lender’s prescribed disbursement control procedures, for the cost of restoration or repair of the Premises.  Lender may, at its option, condition the reimbursement on Lender’s approval of the plans and specifications of the reconstruction, contractor’s cost estimates, construction budget and schedule, architects’ certificates, waivers of liens, sworn statements of mechanics and materialmen, and such other evidence of costs, percentage completion of construction, application of payments and satisfaction of liens as Lender may reasonably require.

(c)Notwithstanding the provisions of Section 4.16(b), Lender agrees that the Net Proceeds from a loss described in this Section will be made available under Section 4.16(b)(2) above to reimburse Grantor for the cost of restoration or repair of the Premises, provided that each of the following conditions is satisfied:

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(1)At the time the proceeds are received, and all times during the restoration or repair of the Premises, no event or circumstance exists which is or which with the passage of time, the giving of notice, or both will constitute an Event of Default;

(2)The Net Proceeds are less than the indebtedness then secured by this Security Deed;

(3)The Net Proceeds are received more than one (1) year prior to the maturity date of the Promissory Note, including any acceleration of the maturity date by Lender if the Promissory Note gives Lender a right of acceleration;

(4)Grantor gives Lender written notice within thirty (30) days after the proceeds are received that it intends to restore or repair the Premises and requests that the Net Proceeds be made available therefor, and Grantor thereafter promptly commences the restoration or repair and completes the same with reasonable diligence in accordance with plans and specifications approved by Lender, which approval shall not be unreasonably withheld;

(5)The Net Proceeds are sufficient, in Lender’s judgment, to restore or repair the Premises substantially to its condition prior to the damage or destruction or, if in Lender’s reasonable business judgment they are not, Grantor deposits with Lender funds in an amount equal to the deficiency, which funds Lender may, at its option, require be expended prior to use of the Net Proceeds; and

(6)Lender receives evidence satisfactory to Lender that the Premises can lawfully be restored or repaired to its condition prior to the damage and destruction and that, upon completion of the restoration or repair, the Premises can be operated substantially as it was before and will produce substantially as much income from tenant leases as it did before the damage or destruction.

(d)Except to the extent, if any, that insurance proceeds are applied to payment of the Secured Obligations, nothing herein contained shall be deemed to excuse Grantor from restoring, repairing or maintaining the Premises as provided in Section 4.10 (Preservation and Maintenance of Premises; Right of Entry), regardless of whether there are insurance proceeds available or whether any such proceeds are sufficient in amount.

(e)If the Premises is sold pursuant to Section 5.1 (Remedies) or if Lender otherwise acquires title to the Premises, Lender shall have all of the right, title and interest of Grantor in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Premises prior to such sale or acquisition.

Section 4.17Condemnation.

(a)Proceedings.  Grantor will promptly notify Lender of any action or proceeding relating to any condemnation or other taking (including without limitation change of grade), whether direct or indirect, of the Premises or part thereof or interest

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therein, and Grantor will appear in and prosecute any such action or proceeding unless otherwise directed by Lender in writing.  Grantor grants Lender a power of attorney, which power of attorney is coupled with an interest and is irrevocable, to commence, appear in and prosecute, in Lender’s or Grantor’s name, any action or proceeding relating to any such condemnation or other taking, and to settle or compromise any claim in connection with such condemnation or other taking; provided, however, that Lender shall have no obligation to do so. All awards, payments, damages, direct, consequential, and otherwise, claims, and proceeds thereof, in connection with any such condemnation or other taking, or for conveyances in lieu of condemnation, are hereby assigned to Lender (all such assigned items constituting “Premises” for purposes of this Security Deed); all proceeds of any such awards, payments, damages or claims shall be paid to Lender.

(b)Application of Proceeds.  Lender shall apply any such proceeds in the manner and upon the terms and conditions set forth in Section 4.16(b) and Section 4.16(c) relating to the application of insurance proceeds.

Section 4.18Restrictions on Transfer or Encumbrance of the Premises.

(a)No Transfer is permitted without the prior written consent of Lender, which Lender may withhold in its sole and absolute discretion.  With respect to each and every Transfer for which Lender has agreed to provide consent, Grantor shall give Lender (1) prior written notice of the proposed Transfer, (2) copies of all transfer documentation, and (3) a $2,000.00 transfer review fee, which transfer fee shall be nonrefundable, fully earned by Lender upon receipt, and not applied to the outstanding balance of the Loan. Notwithstanding the foregoing, no Transfer shall be permitted if the transferee or any affiliate of the transferee is a person or entity (a) that is listed in the Annex to, or is otherwise subject to the provisions of, EO 13224; (b) whose name appears on the OFAC most current list of “Specifically Designated National and Blocked Persons — (which list may be published from time to time in various mediums, including, but not limited to, the OFAC website (http://www.treasury.gov/ofac/downloads/t11sdn/pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above. Lender’s consent to any Transfer or its waiver of an Event of Default by reason of a Transfer shall not constitute a consent or waiver of any right, remedy, or power accruing to Lender by reason of any subsequent Transfer.

(b)For any Transfer permitted under this Section, Lender may condition its consent upon, among other things, including: the Premises having been and assurances that it shall continue to be well maintained and managed in a manner satisfactory to Lender in its sole and absolute discretion; Lender’s approval of the Transfer terms, documents and background materials; there being no uncured Event of Default under this Security Deed; for any Transfer involving an interest in the Premises, Grantor furnishing an endorsement to Lender’s title insurance policy insuring the continued validity and priority of the lien of this Security Deed following the Transfer and such subordination agreements and other documents as may be required by Lender or its title company to issue the endorsement; and Grantor furnishing proof of payment of any taxes arising in connection with the Transfer. Unless Lender in its sole and absolute discretion otherwise agrees in writing at that time,

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no Transfer shall release the transferor from any liability under the Loan Documents or the Environmental Indemnity.  By accepting a Transfer, the transferee assumes any and all liability of the transferor under the Loan Documents and the Environmental Indemnity to the extent the transferor has personal liability. At Lender’s request, the parties shall execute agreements, guaranties and indemnities in form and substance acceptable to Lender.  Regardless whether Lender consents to a Transfer request, Grantor agrees to pay all of Lender’s out-of-pocket expenses incurred in connection with any Transfer request, including without limitation title fees and attorneys’ fees and costs, and Lender may condition its willingness to consider a Transfer request upon a deposit to pay for Lender’s expenses.

(c)Upon breach of this Section, Lender may declare all sums due under the Promissory Note and Security Deed immediately due and payable, unless prohibited by applicable law.

Section 4.19Reimbursement of Lender’s Expenses.  Grantor agrees to pay all expenses of Lender incurred in connection with the application for, processing of, drafting of, and making of the Loan, including, without limitation, title insurance premiums, escrow fees, search fees and related charges, survey costs, brokerage commissions, appraisal costs, inspections by professionals (for hazardous materials, asbestos, roof or building structural conditions, seismic analysis, etc.), recording charges, mortgage taxes, revenue stamps, Lender’s reasonable attorney’s fees, and escrow, settlement and disbursement charges and expenses. Without limiting the foregoing, all amounts disbursed by Lender pursuant to Section 4.2 (First Lien Status: Protection of Lender’s Security) or any other provision of this Security Deed or any other Loan Document, with interest thereon, shall be additional indebtedness of Grantor secured by this Security Deed.  All such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the interest rate in effect on the Promissory Note from time to time, or at the maximum rate which may be collected from Grantor on such amounts by the payee thereof under applicable law if that is less.

Section 4.20Books and Records: Financial Statements.  Grantor will keep and maintain at Grantor’s address stated in Section 7.3 (Fixture Filing), or such other place as Lender may approve in writing, books of accounts and records adequate to reflect correctly the results of the operation of the Premises and copies of all written contracts, leases and other instruments which affect the Premises. Such books, records, contracts, leases, and other instruments shall be subject to examination, inspection and copying at any reasonable time by Lender.  Grantor will furnish to Lender, within ten (10) days after Lender’s request therefor, the following documents, each certified to Lender by Grantor as being true, correct and complete: (a) a copy of all leases and other agreements for the occupancy or use of all or any part of the Premises, (b) a rent roll for the Premises, showing the name of each tenant, and for each tenant, the unit occupied, the number of square feet rented, the lease expiration date, the rent payable, the date through which rent has been paid, the amount of any security deposit and the number and term of any renewal options, (c) a copy of the most recent real and personal property tax statements for the Premises, (d) a copy of the most recent statements for the insurance coverages maintained under Section 4.15 (Insurance Requirements) of this Security Deed, and (e) a statement of income and expenses of the Premises for the most recently ended fiscal year of Grantor. In addition, Grantor will furnish to Lender,

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within ten (10) days after Lender’s request therefor, complete, and current financial statements, in reasonable detail and certified as correct by Grantor.  Grantor hereby irrevocably authorizes Lender to obtain credit reports on Grantor on one or more occasions during the term of the Loan.

Section 4.21Reserves.

(a)Deposits.  If required by Lender, Grantor will, at the time of making each installment payment under the Promissory Note, deposit with Lender a sum, as estimated by Lender, in its sole and absolute discretion, equal to (i) the rents under any ground lease, (ii) the taxes and special assessments next due on the Premises, and (iii) the premiums that will next become due on insurance policies as may be required under this Security Deed, less all sums already deposited therefor, divided by the number of months to elapse at least thirty (30) days prior to the date when such rents, taxes, special assessments and premiums will become delinquent. Lender may require Grantor to deposit with Lender, in advance, such other sums for other taxes, assessments, premiums, charges and impositions in connection with Grantor or the Premises as Lender deems necessary, in its sole and absolute discretion, to protect Lender’s interests (herein Other Impositions”).  Such sums for Other Impositions shall be deposited in a lump sum or in periodic installments, at Lender’s option.  If required by Lender, Grantor will promptly deliver to Lender all bills and notices with respect to any rents, taxes, assessments, premiums, and Other Impositions.  All sums deposited with Lender under this paragraph (a) are hereby pledged as security for the Secured Obligations.

(b)Application of Deposits.  All such deposited sums shall be held by Lender and applied in such order as Lender elects to pay such rents, taxes, assessments, premiums, and Other Impositions or, upon the occurrence of an Event of Default, may be applied in whole or in part, to indebtedness secured hereby.  The arrangement provided for in this Section is solely for the added protection of Lender and, except as may otherwise be required by applicable law, entails no responsibility on Lender’s part beyond the allowing of due credit, without interest, for the sums actually received by it. Upon any assignment of this Security Deed by Lender, any funds on hand shall be turned over to the assignee and any responsibility of Lender with respect thereto shall terminate.  Each transfer of the Premises shall automatically transfer to the transferee all rights of Grantor with respect to any funds accumulated hereunder.  Upon payment in full of the Secured Obligations, Lender shall promptly refund to Grantor the remaining balance of any deposits then held by Lender without interest.

(c)Adjustments to Deposits.  If the total deposits held by Lender exceed the amount deemed necessary by Lender, in its sole and absolute discretion, to provide for the payment of such rents, taxes, assessments, premiums and Other Impositions as the same fall due, then such excess shall, provided no Event of Default then exists hereunder, be credited by Lender on the next due installment or installments of such deposits. If at any time the total deposits held by Lender is less than the amount deemed necessary by Lender to provide for the payment thereof as the same fall due, then Grantor will deposit the deficiency with Lender within thirty (30) days after written notice to Grantor stating the amount of the deficiency.

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Section 4.22Prohibited Person Compliance.  For purposes of this paragraph, “Debtor Entity” means Grantor, any guarantor of the Loan, any indemnitor under the Environmental Indemnity, and their respective affiliates (including individuals and entities), members, partners, shareholders, and other owners.  Grantor warrants, represents and covenants that no Debtor Entity is or will be an entity or person (i) that is listed in the Annex to, or otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums, including, but not limited to, the OFAC website (http://www.treasury.gov/ofac); (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subparts (i)-(iv) above are herein referred to as a “Prohibited Person”). Grantor covenants and agrees that no Debtor Entity will (A) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO 13224. Upon Lender’s request, Grantor further covenants and agrees to deliver to Lender any certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that no Debtor Entity is a Prohibited Person or has taken any action described in subparts (A) and (B) above.

Section 4.23Flood Zone.  Grantor represents and warrants to Lender that no portion of the Premises is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area. If determined at any time that any part of the Premises is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Grantor will also maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

Article 5 DEFAULT AND FORECLOSURE

Section 5.1Remedies.  If an Event of Default exists, Lender may, at Lender’s election, exercise any or all of the following rights, remedies and recourses:

(a)Acceleration.  Declare the Secured Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand, or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

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(b)Entry on Secured Property.  Enter the Secured Property and take exclusive possession thereof and of all books, records and accounts relating thereto, all in accordance with applicable laws.  If Grantor remains in possession of the Secured Property after an Event of Default and without Lender’s prior written consent, Lender may invoke any legal remedies to dispossess Grantor.

(c)Operation of Secured Property.  Hold, lease, develop, manage, operate or otherwise use the Secured Property upon such terms and conditions as Lender may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Lender deems reasonably necessary or desirable), and apply all Rents and other amounts collected by Lender in connection therewith in accordance with the provisions of Section 5.7 (Application of Proceeds).

(d)Foreclosure and Sale.  Institute proceedings for the complete foreclosure of this Security Deed, in which case the Secured Property may be sold for cash (or if Lender is the successful bidder at foreclosure, by credit bid against the outstanding Secured Obligations) in one or more parcels.  With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable.  At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Lender may be a purchaser at such sale and if Lender is the highest bidder, may credit the portion of the purchase price that would be distributed to Lender against the Secured Obligations in lieu of paying cash.  In connection with any foreclosure sale: (i) Lender shall have no obligation to clean up, repair or otherwise prepare the Secured Property for sale; (ii) Grantor waives any right it may have to require Lender to pursue any third party for any of the Secured Obligations; (iii) Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Secured Property; and (iv) Lender may specifically disclaim any warranties of title or the like. Compliance by Lender with the standards set forth in the foregoing sentence shall not be deemed to adversely affect the commercial reasonableness of any sale of the Secured Property or portion thereof.

(e)Receiver.  Make application to a court of competent jurisdiction for, and to the extent permitted by law, obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Secured Property for the repayment of the Secured Obligations, the appointment of a receiver of the Secured Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Secured Property upon such terms as may be approved

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by the court, and shall apply such Rents in accordance with the provisions of Section 5.7 (Application of Proceeds).

(f)Other.  Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on any Loan Document either before, during or after any proceeding to enforce this Security Deed).

(g)Power of Sale.

(1)Lender, at its option, may sell the Secured Property or any part of the Secured Property at public sale or sales before the door of the courthouse of the county in which the Secured Property or any part of the Secured Property is situated or as otherwise required by law, to the highest bidder for cash, in order to pay the Secured Obligations secured hereby, including accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys’ fees actually incurred, after advertising the time, place and terms of sale once a week for four (4) consecutive weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county. At any such public sale, Lender may execute and deliver to the purchaser a conveyance of the Secured Property or any part of the Secured Property in fee simple, with full warranties of title (or without warranties if Lender shall so elect) and to this end, Grantor hereby constitutes and appoints Lender the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title, interest, equity and equity of redemption that Grantor may have in and to the Secured Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by dissolution, insolvency or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Secured Obligations secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Secured Obligations secured hereby. In the event of any such foreclosure sale by Lender, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

(2)Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Deed by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(3)Upon any sale made under or by virtue of this Security Deed (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Lender may bid for and acquire the Secured Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Secured Obligations the net sales price after deducting therefrom the expenses of the sale

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and the costs of the action and any other sums which Lender is authorized to deduct under this Security Deed.

(4)No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Secured Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien and title of this Security Deed upon the Secured Property or any part thereof, or any liens, titles, rights, powers or remedies of Lender hereunder, but such liens, titles, rights, powers and remedies of Lender shall continue unimpaired as before.

(5)Lender, at its option, is authorized to foreclose this Security Deed subject to the rights of any tenants of the Secured Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Lender to collect the sums secured hereby.

Section 5.2Separate Sales.  The Secured Property may be sold in one or more parcels and in such manner and order as Lender in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3Remedies Cumulative, Concurrent and Nonexclusive.  Lender shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor, or against the Secured Property, or against any one or more of them, at the sole discretion of Lender, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Lender in the enforcement of any rights, remedies, or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4Release of and Resort to Collateral.  Lender may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Secured Property, any part of the Secured Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Secured Property. For payment of the Secured Obligations, Lender may resort to any other security in such order and manner as Lender may elect.

Section 5.5Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Secured Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Lender’s election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

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Section 5.6Discontinuance of Proceedings.  If Lender shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Lender shall have the unqualified right to do so and, in such an event, Grantor and Lender shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Secured Property and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Lender thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default. Grantor hereby expressly waives any and all benefits Grantor may have under O.C.G.A. §44-14-85 to claim or assert that the Secured Obligations have been reinstated in accordance with its terms following the withdrawal of any foreclosure proceedings by Lender, and acknowledges and agrees that reinstatement shall occur only upon written agreement of Lender.

Section 5.7Application of Proceeds.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation, or other use of the Secured Property, shall be applied by Lender (or the receiver, if one is appointed) in accordance with the terms of the Promissory Note.

Section 5.8Occupancy After Foreclosure.  The purchaser at any foreclosure sale pursuant to Section 5.1(d) (Foreclosure and Sale) shall become the legal owner of the Secured Property, subject to applicable state laws.  All occupants of the Secured Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand.  It shall not be necessary for the purchaser at said sale to bring any action for possession of the Secured Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Secured Property.

Section 5.9Additional Advances and Disbursements:—Costs—of Enforcement.

(a)If any Event of Default exists, Lender shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor.  With respect to all sums advanced and expenses incurred at any time by Lender under this Section, or otherwise under this Security Deed, Grantor shall pay interest at the Default Rate from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, and all such sums, together with such interest, shall be secured by this Security Deed.

(b)Grantor shall pay all reasonable expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Security Deed and the other Loan Documents, or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Security Deed and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Lender in respect thereof, by litigation or otherwise.

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Section 5.10No Lender in Possession.  Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Lender under the Loan Documents, at law or in equity shall cause Lender to be deemed or construed to be a mortgagee in possession of the Secured Property, to obligate Lender to lease the Secured Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Article 6 ASSIGNMENT OF RENTS AND LEASES

Section 6.1Absolute Assignment.  Grantor unconditionally and absolutely assigns (to the extent assignable) to Lender all of Grantor’s right, title, and interest in and to the Leases and Rents.  This assignment is an absolute assignment to Lender and not an assignment as security for the payment and performance of the Secured Obligations under the Loan Documents or any other indebtedness.

Section 6.2Rights of Lender.  Subject to the provisions of Section 6.4 (Revocable License) below, Lender shall have the right, power and authority to: (a) notify any person that the Leases have been assigned to Lender and that all Rents are to be paid directly to Lender, whether or not Lender has commenced or completed foreclosure or taken possession of the Secured Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the Secured Property; (e) lease all or any part of the Secured Property; and/or (f) perform any and all obligations of Grantor under the Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor’s rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. At Lender’s request, Grantor shall deliver a copy of this Security Deed to each tenant under a Lease and to each manager and managing agent or operator of the Secured Property, if any.  Grantor irrevocably directs any such tenant, manager, managing agent, or operator of the Secured Property, without any requirement for notice to or consent by Grantor, to comply with all demands of Lender under this Agreement and to turn over to Lender on demand all Rents which it receives.

Section 6.3No Obligation.  Notwithstanding Lender’s rights hereunder, Lender shall not be obligated to perform, and Lender does not undertake to perform, any obligation, duty, or liability with respect to the Leases, Rents or Secured Property on account of this Security Deed.  Lender shall have no responsibility on account of this Security Deed for the control, care, maintenance, or repair of the Secured Property, for any waste committed on the Secured Property, for any dangerous or defective condition of the Secured Property, or for any negligence in the management, upkeep, repair, or control of the Secured Property.

Section 6.4Revocable License.  Notwithstanding the absolute assignment of the Rents and Leases granted pursuant to this Security Deed and not merely the collateral assignment of, or the grant of a lien or security interest in the Rents and Leases, Lender grants to

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Grantor a revocable license to administer and enforce the Leases and to collect and receive the Rents and to retain, use and enjoy such Rents.  Upon the occurrence and during the continuance of any Event of Default, such license may be revoked by Lender, without notice to or demand upon Grantor, and Lender immediately shall be entitled to receive and apply all Rents, whether or not Lender enters upon and takes control of the Secured Property.

Section 6.5Appointment.  Grantor irrevocably appoints Lender its true and lawful attorney in fact, which appointment is coupled with an interest, to execute any or all of the rights or powers described herein with the same force and effect as if executed by Grantor, and Grantor ratifies and confirms any and all acts done or omitted to be done by Lender, its agents, servants, employees or attorneys in, to or about the Secured Property.

Section 6.6Liability of Lender.  Lender shall not in any way be liable to Grantor for any action or inaction of Lender, its employees, or agents under this Article 6.

Section 6.7Indemnification.  Grantor shall indemnify, defend and hold harmless Lender for, from and against all liability, loss, damage, cost or expense first arising after the date hereof and not caused or related to any condition, occurrence, event or situation existing on the date hereof or prior to the date hereof, which it may incur under this Article 6 or under any of the Leases, including any claim against Lender by reason of any alleged obligation, undertaking, action, or inaction on its part to perform or discharge any terms, covenants or conditions of the Leases or with respect to Rents, and including reasonable attorneys’ fees and expenses; however, Grantor shall not be liable under such indemnification to the extent such liability, loss, damage, cost or expense results solely from Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction on non-appealable order. Any amount covered by this indemnity shall be payable on demand, together with interest at the Default Rate from the date of demand until the same is paid by Grantor to Lender.

Section 6.8No Merger of Estates.  So long as any part of the Secured Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Secured Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Lender, any lessee or any third party by purchase or otherwise.

Section 6.9Grantor’s Representations and Warranties.  Grantor represents and warrants to Lender that Grantor has not executed and will not execute any other assignment of said Leases or Rents, that Grantor has not performed and will not perform any acts and has not executed and will not execute any instrument which would prevent Lender from exercising its rights under this Article 6, and that at the time of execution of this Security Deed there has been no anticipation or prepayment of any of the Rents of the Premises for more than one (1) month prior to the due dates thereof. Grantor further represents and warrants to Lender that all existing Leases are in good standing and, to Grantor’s knowledge, there is no default thereunder, whether by Grantor or lessee, nor to Grantor’s knowledge any event or condition which, with notice or the passage of time or both, would be a default thereunder.

Section 6.10Leases of the Premises.  Grantor will comply with and observe Grantor’s obligations as landlord under all Leases and will do all that is necessary to preserve all Leases in force and free from any right of counterclaim, defense or setoff. Without Lender’s

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written consent, Grantor will not collect or accept payment of any Rents of the Premises more than one (1) month prior to the due dates thereof.  Each Lease of the Premises will be subordinate to the lien of this Security Deed unless Lender elects that the Lease shall be superior to this Security Deed.  Each Lease also shall contain customary terms and provisions requiring each tenant to provide to Lender subordination and attornment agreements and estoppels certificates upon the request of Lender.  Grantor shall cooperate with a request by Lender that each tenant shall execute an appropriate subordination or attornment agreement as may be required by Lender.  To the extent required by Lender, Grantor shall cooperate with a request by Lender that each tenant execute an estoppel certificate and acknowledge receipt of a notice of the assignment to Lender of its Lease, all satisfactory to Lender.  Without Lender’s written consent, Grantor will not request or consent to the subordination of any Lease to any lien subordinate to this Security Deed.

Section 6.11Application of Rents.  All Rents collected subsequent to delivery of written notice by Lender to Grantor of an Event of Default hereunder shall be applied first to the costs, if any, of taking control of and managing the Premises and collecting the Rents, including without limitation attorneys’ fees, receiver’s fees, premiums on receiver’s bonds, costs of maintenance and repairs to the Premises, premiums on insurance policies, taxes, assessments and other charges on the Premises, and the costs of discharging any obligation or liability of Grantor under the Leases, and then to the indebtedness secured hereby. Lender or the receiver shall be liable to account only for those Rents actually received.  Lender shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Premises by reason of anything done or left undone by Lender under this Article 6.

Section 6.12Deficiencies.  To the extent, if any, that the costs of taking control of and managing the Premises, collecting the Rents, and discharging obligations and liabilities of Grantor under the Leases, exceed the Rents of the Premises, the excess sums expended for such purposes shall be indebtedness secured by this Security Deed.  Such excess sums shall be payable upon demand by Lender and shall bear interest from the date of disbursement at the Default Rate, or the maximum rate which may be collected from Grantor therefor under applicable law if that is less.

Section 6.13Lender Not Mortgagee in Possession.  Nothing herein shall constitute Lender a “mortgagee in possession” prior to its actual entry upon and taking possession of the Premises.  Entry upon and taking possession by a receiver shall not constitute possession by Lender.

Section 6.14Enforcement.  Lender may enforce this assignment without first resorting to or exhausting any security or collateral for the indebtedness.  As used in this Article 6, the word “lease” shall mean “sublease” if this Security Deed is on a leasehold.  This assignment shall terminate at such time as this Security Deed ceases to secure payment of indebtedness held by Lender.

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Article 7 SECURITY AGREEMENT AND FIXTURE FILING

Section 7.1Security Interest.  This Security Deed constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personality, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Grantor grants to Lender, a first and prior security interest in the Personality, Fixtures, Plans, Leases, Rents and Property Agreements and all other Secured Property which is personal property to secure the payment and performance of the Secured Obligations, and agrees that Lender shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition, or other intended action by Lender with respect to the Personality, Fixtures, Plans, Leases, Rents and Property Agreements sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

Section 7.2Financing Statements.  Grantor hereby irrevocably authorizes Lender at any time and from time to file in any filing office in any UCC jurisdiction one or more financing or continuation statements and amendments thereto, relative to all or any part of the Secured Property, without the signature of Grantor where permitted by law, and describing the collateral as “all assets” or “all personal property” or such other similar description as Lender determines in its sole discretion in accordance with the UCC. Grantor agrees to furnish Lender, promptly upon request, with any information required by Lender to complete such financing or continuation statements.  If Lender has filed any initial financing statements or amendments in any UCC jurisdiction prior to the date hereof, Grantor ratifies and confirms its authorization of all such filings. Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender, and agrees that it will not do so without Lender’s prior written consent, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC. Grantor shall execute and deliver to Lender, in form and substance satisfactory to Lender, such additional financing statements and such further assurances as Lender may, from time to time, reasonably consider necessary to create, perfect and preserve Lender’s security interest hereunder and Lender may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

Section 7.3Fixture Filing.  This Security Deed shall also constitute a “fixture filing” for the purposes of the UCC upon all of the Secured Property which is or is to become “fixtures” (as that term is defined in the UCC), upon being filed for record in the real estate records of the county wherein such fixtures are located, and for such purpose the following information is given:

Name of Debtor:	HERE COLLECTION 8 LLC
Address of Debtor:	5415 Sugarloaf Pkwy STE1108 Lawrenceville, GA 30043 Attention: Corey Walters

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Name of Secured Party:	Vontive, Inc.
Address of Secured Party:	1201 2nd Ave, Suite 1910 Seattle, WA 98101 Attention: Danielle Rivas
Description of the collateral:	See Fixtures, Personalty, and other personal property as described and defined in the definition of Secured Property in Section 1.1 (Definitions)
Description of real estate to which the collateral is attached or upon which it is or will be located:	See Exhibit A attached hereto.

Article 8 MISCELLANEOUS

Section 8.1Notices.  Any notice required or permitted to be given under this Security Deed shall be sent, deemed given and received and otherwise governed in accordance with the terms and conditions of the Promissory Note.  Any notice in connection with this Security Deed shall not be deemed to have been given to Lender until actually received by Lender. If any notice required by this Security Deed is also required until applicable law, the applicable law requirement will satisfy the corresponding requirement under this Security Deed.

Section 8.2Covenants Running with the Land.  All obligations contained in this Security Deed are intended by Grantor and Lender to be, and shall be construed as, covenants running with the Secured Property.  As used herein, “Grantor” shall refer to the party named in the first paragraph of this Security Deed and to any subsequent owner of all or any portion of the Secured Property (without in any way implying that Lender has or will consent to any such conveyance or transfer of the Secured Property).  All persons or entities who may have or acquire an interest in the Secured Property shall be deemed to have notice of, and be bound by, the terms of the Promissory Note and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Lender.

Section 8.3Successors and Assigns; Joint and Several Liability; Agents.  This Security Deed shall be binding upon and inure to the benefit of Lender and Grantor and their respective successors and assigns.  Grantor shall not, without the prior written consent of Lender, assign any rights, duties, or obligations hereunder.  Each person executing this Security Deed as Grantor shall be jointly and severally liable for all obligations of Grantor hereunder.  In exercising any rights hereunder or taking actions provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

Section 8.4Indebtedness Mav Exceed Note’s Face Amount.  Grantor’s successors or assigns are hereby placed on notice that the Promissory Note contains late charge,

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prepayment and other provisions which may result in the outstanding principal balance exceeding the face amount of the Promissory Note.

Section 8.5Time of the Essence.  Time is of the essence in connection with all obligations of Grantor herein.

Section 8.6No Waiver.  Any failure by Lender to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Lender shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.7Subrogation.  To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Secured Property, then Lender shall be subrogated to all of the rights, liens and interests existing against the Secured Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Lender.

Section 8.8Promissory Note.  If any conflict or inconsistency exists between this Security Deed and the Promissory Note, the Promissory Note shall govern.

Section 8.9Release.  Upon payment and performance in full of the Secured Obligations, Lender, at Grantor’s expense, shall cancel and surrender this Security Deed.

Section 8.10Waiver of Stay . Moratorium and Similar Rights.  Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Security Deed or the Secured Obligations secured hereby, or any agreement between Grantor and Lender or any rights or remedies of Lender.

Section 8.11Forbearance by Lender Not a Waiver.  Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy, and no waiver by Lender of any particular default by Grantor shall constitute a waiver of any other default or of any similar default in the future. Without limiting the generality of the foregoing, the acceptance by Lender of payment of any sum secured by this Security Deed after the due date thereof shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.  The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Security Deed, nor shall Lender’s receipt of any awards, proceeds or damages under Article 4 hereof operate to cure or waive Grantor’s default in payment of sums secured by this Security Deed.

Section 8.12Additional Documents; Power of Attorney.  Grantor, from time to time, will execute, acknowledge and deliver to Lender upon request, and hereby grants Lender a power of attorney, which power of attorney is coupled with an interest and is irrevocable, to execute, acknowledge, deliver and if appropriate file and record, such security agreements,

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assignments for security purposes, assignments absolute, financing statements, affidavits, certificates and other documents, in form and substance satisfactory to Lender, as Lender may request in order to perfect, preserve, continue, extend or maintain the assignments herein contained, the lien and security interest under this Security Deed, and the priority thereof. Grantor will pay to Lender upon request therefor all costs and expenses incurred in connection with the preparation, execution, recording and filing of any such document.  Grantor shall execute such further documents and do any and all such further things, including, but not limited to, correcting any errors or omissions in the Loan Documents, as may be necessary to implement and carry out the intent of this Security Deed.

Section 8.13Governing Law.

(a)The Promissory Note and the other Loan Documents relating to the Secured Obligations shall be governed by and interpreted in accordance with the internal laws of the State of Washington (regardless of conflict of laws principles, the location of the Secured Property or the place of business, location, or domicile of Grantor), except to the extent superseded by federal law.  Any suit, if permitted, may be brought exclusively in the courts of the State of Washington located in the City of Seattle, King County, or of the United States for the Western District of Washington, and Grantor hereby waives any objection that it may now or hereafter have to the venue of any such proceeding or that such proceeding is brought in an inconvenient court. Grantor agrees that the laws or procedural rules of any jurisdiction except for Washington purporting to limit or affect Lender’s ability to enforce its rights as set forth in this Security Deed and any other documents referred to herein (including, without limitation, any fair value, security-first, security-only, or one-action provisions) are not applicable to the enforcement of Lender’s rights thereunder. Grantor intends and understands that Lender will rely upon the agreements in the foregoing sentences in providing the credit accommodations constituting the Secured Obligations.

(b)Notwithstanding subparagraph (a) above, the laws of Georgia shall (i) govern the creation, perfection and priority of security interests upon real property or personal property perfected by filing, possession or control in the State of Georgia, (ii) govern the procedures regarding Lender’s enforcement of its foreclosure and other remedies with respect to such real property or personal property, and (iii) apply in determining the legal requirements applicable to the care and preservation of the Secured Property. However, the foregoing limited application of Georgia law and the fact that portions of this Security Deed or other documents relating to the Secured Obligations may include provisions drafted to conform to Georgia law are not intended in any way to derogate from the provisions set forth elsewhere in such documents designating Washington law as the governing law.  Grantor specifically acknowledges and agrees that Lender’s right to collect a deficiency in connection with the sale of any collateral shall be governed solely by Georgia law.

Section 8.14Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing, the text of such Articles, Sections or Subsections.

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Section 8.15Counterparts.  This Security Deed may be executed in counterparts, all of which counterparts together shall constitute one and the same instrument (and original signature pages and notary pages from each counterpart may be assembled into one original document to be recorded).

Section 8.16Entire Agreement.  This Security Deed and the other Loan Documents embody the entire agreement and understanding between Lender and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 8.17WAIVER OF GRANTOR’S RIGHTS.  BY EXECUTION OF THIS SECURITY DEED, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE SECURED OBLIGATIONS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE SECURED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE (EXCEPT AS OTHERWISE PROVIDED HEREIN); (B) EXCEPT TO THE EXTENT PROVIDED OTHERWISE HEREIN, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS SECURITY DEED; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

Section 8.18Security Title.  Any reference herein to the term “lien” or words of similar import shall be deemed also to mean “security title” and “security interest” of this Security Deed.

Section 8.19Commercial Transaction.  The interest of Lender under this Security Deed and the Secured Obligations of Grantor arise from a “commercial transaction” within the meaning of O.C.G.A. Section 44-14-260(1).  Accordingly, pursuant to O.C.G.A. Section 44-14-263, Grantor waives any and all rights which Grantor may have to notice prior to seizure by Lender of any interest in personal property of Grantor which constitutes part of the Secured Property, whether such seizure is by writ of possession or otherwise.

Section 8.20WAIVER OF JURY TRIAL.  GRANTOR, BY ITS SIGNATURE BELOW, AND LENDER, BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON

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OR ARISING OUT OF THIS SECURITY DEED OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS SECURITY DEED OR THE LENDER/BORROWER RELATIONSHIP.

(Signature page(s) follow)

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EXECUTED as of the date first above written.

Signed, sealed, and delivered in the presence of:	GRANTOR:
Witness	HERE COLLECTION 8 LLC, a Georgia Limited Liability Company

/s/ Ashley Rene Hancock Notary Public	By: /s/ Yevgeniy Davidzon Name: Yevgeniy Davidzon
My Commission Expires:	Title: Manager

07.11.2026 [NOTARY SEAL]

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STATE OF COLORADO
COUNTY OF Jefferson___________

This record was acknowledged before me on September 21st 2022 (date) by Yevgeniy Davidzon (name[s] of individual [s]) as    manager                  (type of authority, such as officer or trustee) of      here collection           (name of party on behalf of whom record was executed).

/s/ Ashley Rene Hancock                (Seal)

Signature of Notarial Officer

The UPS Store

Title of Office

My Commission Expires: 07.11.2026

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EXHIBIT A

Legal Description of the Land

All that tract or parcel of land lying and being in Land Lot 301 of the 8th District, 2nd Section of Fannin County, Georgia, and being designated as Lot 11B-2 and as Lot 12C of Tanglewood Cove Subdivision, and being more particularly described on plat of survey prepared by Dugger P. Kiker, G.R.L.S. #1351, dated April 25,1985, and recorded in Plat Book 15, Page 48, Fannin County, Georgia Records. Said plat is incorporated herein by reference for a more complete legal description.

Also conveyed herein is a permanent and perpetual thirty (30) foot road right-of-way easement for both vehicular and pedestrian traffic, over and across the graveled road, generally known in the community as Tanglewood Drive, that leads from the paved county road, generally known in the community as Dry Branch Road, to the subject property(ies), as shown on the above referenced subdivision plat. Said road right-of-way easement is not a mere easement, but is a right running with the land and shall inure to the benefit of the Grantee, herein, his heirs, executors, and assigns, and shall forever be a burden against the land, over and across which said road right-of-way easement traverses.

This conveyance is subject to the following Restrictive Covenants:

1.) Septic tank and drain field will be used for sewage disposal;

2.) Mobile homes and concrete block construction are prohibited, except that concrete blocks may be used in foundations and chimneys;

3.) A power line with the essential clearing may be installed along the road which traverses the above-described property.

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BUSINESS PURPOSE AFFIDAVIT

THE UNDERSIGNED, HERE COLLECTION 8 LLC, a Georgia Limited Liability Company (“Borrower”), makes this Business Purpose Affidavit (“Affidavit”), freely and voluntarily under penalty of perjury pursuant to the laws of the State of Colorado.

Borrower intends to consummate a loan (the “Loan”), contemporaneously with the execution of this Affidavit wherein Vontive, Inc., a Delaware corporation, its successors, and assigns (“Lender”) is lending to Borrower, Three hundred twenty thousand and 00/100 Dollars ($320,000.00).  Borrower recognizes that certain state and federal laws and regulations apply to loans for personal, household or family purposes and that Lender is unwilling to lend for such purposes.  Lender would not make the Loan unless the Loan proceeds were to be used primarily for business or commercial purposes.  Lender is relying on this Affidavit to determine the purpose for which the Loan proceeds are to be used.  Borrower hereby certifies, represents, and warrants to Lender that the proceeds of the Loan will be used solely for business or commercial purposes.  Borrower hereby releases, indemnifies, and shall hold Lender harmless from any liability whatsoever if Borrower’s certification, representation, and warranty is in any way inaccurate or untrue.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

(Signature Page to Follow)

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Dated: September , 2022

BORROWER:

HERE COLLECTION 8 LLC, a Georgia Limited Liability Company

By: /s/ Yevgeniy Davidzon

Name: Yevgeniy Davidzon

Title: Manager

STATE OF COLORADO

County of Jefferson

This record was acknowledged before me on September 21st 2022                    (date) by Yevgeniy Davidzon            (name[s] of individual[s]]) as     manager                                (type of authority, such as officer or trustee) of    here collection                        (name of party on behalf of whom record was executed).

/s/Ashley Rene Hancock      Seal

Signature of Notarial Officer

The UPS Store

Title of Office

My Commission Expires: 07.11.2026

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OCCUPANCY AND FINANCIAL STATUS AFFIDAVIT

BEFORE ME, the undersigned authority duly authorized to take acknowledgements and administer oath, personally appeared HERE COLLECTION 8 LLC, a Georgia Limited Liability Company (“Borrower”), who freely and voluntarily under penalty of perjury pursuant to the laws of the State of Colorado upon duly sworn oath, certifies as follows:

1.Material Inducement: The undersigned understands and agrees that the statements contained herein are given as a material inducement to Vontive, Inc., a Delaware corporation, its successors and assigns (“Lender”), and Lender is relying upon such statements to make a mortgage loan (the “Loan”) to Borrower, repayment of which is secured by a Deed to Secure Debt (the “Security Instrument”) on certain property located at: 326 Tanglewood Cove, Blue Ridge, GA 30513 (the “Property”).

2.Occupancy: The Property is owned and held by Borrower as an investment property.  Borrower does not now occupy or use the property and has no present intention to occupy or use the Property in the future, either as Borrower’s principal residence or second home.

3.Use of Proceeds: The undersigned represents, warrants, and covenants to Lender that all proceeds of the Loan will be used exclusively for commercial, business or investment purposes.

4.Financial Status: The undersigned acknowledges that Lender is making the Loan based upon statements and representations contained in, or made in connection with, the mortgage loan application given by Borrower to Lender (the “Loan Application”).  The undersigned hereby certifies that the information provided by Borrower contained in, or made in connection with, the Loan Application related to Borrower’s financial status (such as Borrower’s income, available cash, debts, expenses, credit obligations and the like), has not changed significantly and that such information accurately reflects Borrower’s current financial status.  The undersigned certifies further that to the best of the undersigned’s knowledge and belief, there are no events or circumstances in the foreseeable future that would impair or have an adverse effect on Borrower’s ability to fulfill Borrower’s loan obligations, including, but not limited to Borrower’s obligation to make required periodic payments.

5.False, Misleading or Inaccurate Statements: The undersigned understands that Borrower will be in default under the terms of the Security Instrument if, during the application process for the Loan, Borrower or any persons or entities acting at the direction of Borrower or with Borrower’s knowledge or consent give materially false or misleading or inaccurate information or statements to Lender (or failed to provide Lender with material information) in connection with the Loan, including, but not limited to, representations concerning Borrower’s occupancy of the Property and Borrower’s financial status. The undersigned understands further that any intentional or negligent misrepresentation(s) of the information contained in, or made in connection with, the Loan Application, may result in severe civil and/or criminal penalties, including but not limited to fine, or imprisonment or both under Title 18 of the United States Code, Section 1001, et seq. and liability for

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monetary damages to the Lender, its agents, successors and assigns, insurers and any other person who may suffer any loss due to reliance upon any misrepresentation(s) which Borrower has made on or in connection with the Loan Application,

HERE COLLECTION 8 LLC, a Georgia Limited Liability Company

By: /s/ Yevgeniy Davidzon
Name: Yevgeniy Davidzon
Title: Manager

STATE OF COLORADO

County of Jefferson

This record was acknowledged before me on September 21 2022                        (date) by           Yevgeniy Davidzon          (name[s] of individual[s]]) as    manager                  (type of authority, such as officer or trustee) of    here collection                     (name of party on behalf of whom record was executed).

/s/ Ashley Rene Hancock     Seal

Signature of Notarial Officer

The UPS Store

Title of Office

My Commission Expires: 07.11.2026

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PATRIOT ACT INFORMATION DISCLOSURE

Borrower:HERE COLLECTION 8 LLC, a Georgia Limited Liability Company

Property Address: 326 Tanglewood Cove, Blue Ridge, GA 30513

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who enters into lending transactions with us.

Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act and Lender’s policies and practices, Lender is required to obtain, verify, and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Patriot Act.  Borrower represents and covenants that it is not and will not become an entity (a “Prohibited Person”) listed on the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”) or otherwise subject to any other prohibitions or restriction imposed by any laws or regulations administered by OFAC (collectively the “OFAC Rules”).  Borrower represents and covenants that it also (a) is not and will not become owned or controlled by a Prohibited Person, (b) is not acting and will not act for or on behalf of a Prohibited Person, (c) is not otherwise associated with and will not become associated with a Prohibited Person, (d) is not providing and will not provide any material, financial or technological support for or financial or other service to or in support of acts of terrorism or a Prohibited Person. Borrower shall immediately notify Lender if Borrower has knowledge that any Guarantor or any member or beneficial owner of Borrower or any Guarantor is or becomes a Prohibited Person or (i) is indicted on or (ii) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not enter into any lease or any other transaction or undertake any activities related to the Loan in violation of anti-money laundering laws. Borrower shall (A) not use or permit the use of any proceeds of the Loan in any way that will violate either the OFAC Rules or any anti-money laundering laws or anti-terrorism laws, (B) comply and cause all of its subsidiaries to comply with applicable OFAC Rules, anti-terrorism laws and anti-money laundering laws, (C) provide information as Lender may require from time to time to permit Lender to satisfy its obligations under the OFAC Rules, anti-terrorism laws and/or the anti-money laundering laws and (D) not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foregoing. Borrower shall immediately notify Lender if any tenant becomes a Prohibited Person or (1) is convicted of, (2) pleads nolo contendere to, (3) is indicted on, or (4) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

During the course of our relationship with you, we will ask you for your name, address, organizational information and documentation, tax identification numbers, and other various information and documentation that will allow us to identify you. We may also ask to see the driver’s licenses of various individuals associated with Borrower, or such other identifying

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documents.  By signing below, Borrower acknowledges receipt of this disclosure and agrees to provide such documentation and information as Lender requests.

BORROWER:

HERE COLLECTION 8 LLC, a Georgia Limited Liability Company

By: /s/ Yevgeniy Davidzon
Name: Yevgeniy Davidzon
Title: Manager

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SERVICING TRANSFER DISCLOSURE STATEMENT

Lender:Vontive, Inc.
500 Sansome Street, Suite 615
San Francisco, CA 94111

NOTICE TO MORTGAGE LOAN BORROWER(S): THE RIGHT TO COLLECT YOUR
MORTGAGE LOAN PAYMENTS MAY BE TRANSFERRED.

“Servicing” refers to collecting your monthly mortgage payments as well as sending any monthly or annual statements, tracking account balances, and handling other aspects of your loan.

__X__ We may assign, sell, or transfer the servicing of your loan while the loan is outstanding.

This transfer of the servicing does not affect any of the terms or conditions of your loan documents other than the terms directly related to the servicing of your loan.

Acknowledgement of Mortgage Loan Applicant(s)

I/We have read and understand the disclosure, and understand that the disclosure is a required part of the loan closing as evidenced by me/our signature(s) below.

BORROWER

HERE COLLECTION 8 LLC, a Georgia Limited Liability Company

By: /s/ Yevgeniy Davidzon
Name: Yevgeniy Davidzon
Title: Manager

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BORROWER CERTIFICATION AND AUTHORIZATION

The undersigned certify the following:

1.I/We have applied for a mortgage loan through Vontive, Inc.  In applying for the loan, I/We completed a loan application containing various information on the purpose of the loan, the amount and source of the down payment, employment and income information, and the assets and liabilities.  I/We certify that all of the information is true and complete. I/We made no misrepresentations in the loan application or other documents, nor did I/We omit any pertinent information.  We acknowledge that Vontive, Inc. has relied on the veracity of the statements in the loan application in making this loan.

2.As applicable, I/We certify that the Scope of Work reflects my anticipated project costs to be true, correct, and complete to the best of my knowledge.  I/We understand that any misrepresentations, false, or incomplete information is a contractual breach to the loan documents and will be deemed as fraud.  I/We have reviewed and agree with all the line items, line item descriptions and costs contained within the Scope of Work proposal.  As applicable, I/We understand that this is a reimbursement loan and funds will only be disbursed for installed materials and completed labor.  I/We understand that all Change Orders must be reviewed and approved prior to work, and that Change Orders can be denied.

3.As applicable, I/We certify that the renovation costs to date dollar amount provided to the lender to be true, correct, and complete to the best of my knowledge.  I/We understand that any misrepresentations, false, or incomplete information on costs to date is a contractual breach to the loan documents and will be deemed as fraud.

4.I/We understand and agree that Vontive, Inc. reserves the right to change the mortgage loan review processes to a full documentation program.  This may include verifying the information provided on the application with the employer and/or the financial institution.

5.I/We fully understand that it is a Federal crime punishable by fine or imprisonment, or both, to knowingly make any false statements when applying for this mortgage, as applicable under the provisions of Title 18, United States Code, Section 1014.

The undersigned give authorization to release information:

1.I/We have applied for a mortgage loan through Vontive, Inc.  As part of the application process, Vontive, Inc. and the mortgage guaranty insurer (if any) may verify information contained in my/our loan application and in other documents required in connection with the loan, either before the loan is closed or as part of its quality control program.

2.I/We authorize you to provide to Vontive, Inc. and to any investor to whom Vontive, Inc. may sell my mortgage, any and all information and documentation that they may request. Such information includes, but is not limited to, employment history and income; bank, money market and similar account balances; credit history and copies of income tax returns.

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3.Vontive, Inc. or any investor that purchases the mortgage may assign this authorization in part or in whole to any purchaser or investor.

4.A copy of this authorization may be accepted as an original.

By: /s/ Yevgeniy Davidzon
Date:
Name: Yevgeniy Davidzon

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AGREEMENT TO PROVIDE INSURANCE

This Agreement dated September 21, 2022, is made a part of that certain loan transaction (the “Loan”) wherein the parties and terms are in pertinent part, as follows:

Borrower:HERE COLLECTION 8 LLC, a Georgia Limited Liability Company

Lender:Vontive, Inc., a Delaware corporation, its successors and assigns
500 Sansome Street, Suite 615
San Francisco, CA94111

With a copy to:
Vontive, Inc.
1201 2nd Ave, Suite 1910
Seattle, WA 98101
Attention: Danielle Rivas
Email: servicing@vontive.com

Loan Amount: $320,000.00

Collateral:326 Tanglewood Cove, Blue Ridge, GA 30513

Loan No.1015061-0000010759-2

Mortgagee Clause: Vontive, Inc., a Delaware corporation, Its Successors and/or Assigns, at its addresses set forth above

At all times that Borrower may be indebted to Lender, Borrower shall keep and continuously maintain the Collateral insured against loss by fire and other hazards, casualties, and contingencies as are customarily covered under “Broad Form” extended coverage, or the equivalent thereof, in an amount not less than full replacement value of the Collateral.  Lender shall be named as additional insured, lender loss payee and mortgagee, each as appropriate, on all policies insuring the Collateral which policies shall contain a standard Loss Payable Endorsement 438 BFU or its equivalent, and such other endorsements and certificates as Lender may require from time to time, each in form and substance acceptable to Lender.  Such insurance must provide that coverage will not be canceled or diminished without a minimum of thirty (30) days’ prior written notice to Lender, and must not contain a disclaimer of the insurer’s liability for failure to give such notice. Notwithstanding anything to the contrary herein or in any other Loan Document, in no event shall Lender require Borrower to maintain casualty insurance in excess of the replacement cost (less depreciation), in violation of R.C.W. § 48.27.010.

Proof of such insurance, with one year’s annual premium paid, from an insurance company approved by Lender shall be provided to Lender prior to funding the Loan; any substitute or replacement coverage subsequently procured by Borrower subsequent to closing shall be issued

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by a company with a rating not less favorable than the rating of the company approved by Lender at the time of closing. Borrower’s failure to comply with the terms hereof shall be an event of default on the Loan, and, in addition to any other remedy which may be available to Lender, and not as a cure of Borrower’s default, Lender may force place insurance on the Collateral to the full extent of the coverage required to be maintained by Borrower, and the cost of said insurance, together with an administrative fee of $150 shall be payable by Borrower. All sums advanced or incurred for force placed insurance shall bear interest at the default interest rate set forth in the Promissory Note evidencing the Loan.  BORROWER ACKNOWLEDGES THAT FORCE PLACED INSURANCE PROVIDED BY LENDER IS FOR THE BENEFIT OF LENDER, IS MORE COSTLY THAN INSURANCE PROVIDED BY BORROWER, AND WILL ONLY PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; BORROWER’S INTERESTS IN THE COLLATERAL MAY NOT BE FULLY COVERED AND SUCH INSURANCE WILL NOT PROVIDE ANY LIABILITY COVERAGE FOR BORROWER.

For purposes of insurance coverage on the Collateral, Borrower authorizes Lender to provide to any person (including any insurance agent or company) all information Lender deems appropriate, whether regarding the Collateral, the Loan, or other financial accommodations, or both.

As used herein, “Lender” shall include successors in interest.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

EXECUTED AS OF September , 2022.

BORROWER:

HERE COLLECTION 8 LLC, a Georgia Limited Liability Company

By: /s/ Yevgeniy Davidzon
Name: Yevgeniy Davidzon
Title: Manager

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PROMISSORY NOTE

$320,000.00Date: September 21,2022

THIS PROMISSORY NOTE (the “Note”), is made as of the date first written above by HERE COLLECTION 8 LLC, a Georgia Limited Liability Company (individually and collectively referred to herein as, “Borrower”), and is payable to the order of Vontive, Inc., a Delaware corporation, its successors and assigns (“Lender”), in the maximum principal amount of Three hundred twenty thousand and 00/100 Dollars ($320,000.00), or so much thereof as may from time to time be outstanding hereunder, together with interest on the balance of principal from time to time remaining unpaid, all as provided below.

RECITALS

A.This Note evidences the loan being made by Lender to Borrower pursuant to the terms and conditions contained herein (the “Loan”).

B.This Note is secured, among other items, by (i) that certain Deed to Secure Debt (as amended, restated, or otherwise modified from time to time, the “Security Instrument”), dated as of even date herewith, executed and delivered by Borrower for the benefit of Lender, encumbering the Secured Property, (ii) each Guaranty; and (iii) certain other documents and instruments securing repayment of this Note (together with the Security Instrument, each Guaranty, and all other documents evidencing or securing the Loan are hereinafter collectively referred to herein as the “Loan Documents”). All of the agreements, conditions, covenants, provisions and stipulations contained in the Security Instrument and the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

1.Defined Terms.  In addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings when used in this Note:

“ACH” shall have the meaning provided in Section 2(K).

“Borrower” shall have the meaning set forth in the introductory paragraph.

“Business Day” shall mean a day of the week (but not a Saturday, Sunday, or holiday) on which the offices of Lender in the State of Washington are open for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Note as a Business Day, all references to “days” shall be to calendar days.

“Default Rate” shall mean (a) the lesser of (i) eighteen percent (18.00%) per annum, and (ii) the maximum rate permitted under applicable law; plus the interest rate stated in Section 2(B).

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“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof, given by Borrower and Guarantors in favor of Lender, as the same may be amended, restated, or otherwise modified from time to time.

“Event of Default” shall mean (i) when used in reference to this Note, one or more of the events or occurrences referred to in Section 3(A) below; and (ii) when used in reference to any other document, a default or event of default under such document that has continued after the giving of any applicable notice and the expiration of any applicable grace or cure periods.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Guaranty” means one or more guaranty agreements given by a Guarantor in favor of Lender, including but not limited to, that certain Unconditional Guaranty of Payment and Performance dated as of the date hereof, given by Guarantors in favor of Lender, each as may be amended, restated, or otherwise modified from time to time.

“Insolvent” or “Insolvency” means one or more of the following events with respect to a Person has occurred: death; dissolution; liquidation; termination of existence; “insolvent” or “insolvency” within the meaning of the United States Bankruptcy Code or other applicable statute; such Person’s inability to pay its debts as they come due or failure to have adequate capital to conduct its business; such Person’s failure to have assets having a fair saleable value net of any cost to dispose of such assets in excess of the amount required to pay the probable liability on its then existing debts (including unmatured, unliquidated and contingent debts); appointment of a receiver of any part of the property of such Person, execution of a trust mortgage or any assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors by or against such Person, or the offering of a plan to creditors or such Person for composition or extension, except for any involuntary proceeding commenced against such Person that is dismissed within thirty (30) days after the commencement thereof without the entry of an order for relief or the appointment of a trustee.

“Lender” shall have the meaning set forth in the introductory paragraph.

“Lien” means any security interest in or lien on or against any property arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, capitalized lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property (including with respect to stock, any stockholder agreements, voting rights

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agreements, buy-back agreements and all similar arrangements), whether based on common law or statute.

“Loan” shall have the meaning provided in Recital A.

“Loan Documents” shall have the meaning provided in Recital B.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations, properties or prospects of Borrower, (b) the ability of Borrower to perform its obligations under this Note or any other Loan Document to which it is a party, (c) the perfection or priority of any Lien purported to be created by any Loan Document, or (d) the validity or enforceability of this Note or any of the other Loan Documents or the rights or remedies of Lender hereunder or thereunder.

“Maturity Date” shall have the meaning provided in Section 2(A).

“Payment Date” shall have the meaning provided in Section 2(D).

“Payment Reserve” shall have the meaning providing in Section 2(M).

“Permitted Encumbrances” means (i) those matters listed on Schedule B to the Title Policy to which title to the Premises may be subject at the date of the date hereof, (ii) all Liens and security interests in, to or affecting the Premises (or any portion thereof) arising under or created by the Security Instrument or any other Loan Document, (iii) any and all other matters affecting title to the Premises created with the prior written consent of Lender or created without the necessity of Lender’s consent pursuant to the Deed of Trust, and (iv) such other title exceptions as Lender may reasonably approve in writing.

“Person” means an individual, estate, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization, or other entity.

“Premises” shall have the meaning provided in the Security Instrument.

“Secured Obligations” shall have the meaning provided in the Security Instrument.

“Secured Property” shall have the meaning provided in the Security Instrument.

“Security Instrument” shall have the meaning provided in Recital B.

“Title Policy” means Lender’s title insurance policy with extended coverage (issued by a title company acceptable to Lender), insuring the lien of the Security Instrument as a valid first, prior, and paramount Lien upon the Premises and all appurtenant easements, with such endorsements as Lender may require, and subject to no other exceptions other than the Permitted Encumbrances.

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2.Rates and Payment of Interest on the Loan.

A.Maturity Date.  The Loan shall be due and payable, and Borrower hereby promises to pay the outstanding principal amount of the Loan to Lender, together with all accrued interest thereon then remaining unpaid and all other unpaid amounts, charges, fees and expenses outstanding under this Note or under any of the other Loan Documents, on or before April 01, 2024 (the “Maturity Date”), subject to earlier acceleration as provided herein.

B.Interest Rate.  Borrower promises to pay to Lender interest on the unpaid principal balance hereof at the rate of Eight and 50/100 percent (8.500%) (the “Interest Rate”) per annum.

C.Payment of Loan Fee.  Simultaneously with the disbursement of the loan proceeds to Borrower, Borrower shall pay to Lender a loan fee equal to Two and 00/100 percentage of the total loan amount (2.000%).

D.Payments of Interest.  Commencing November 01, 2022, and on the first (1st) day of each calendar month thereafter (a “Payment Date”), Borrower shall pay accrued interest on the Loan in arrears. In addition, upon the payment or prepayment of the Loan, Borrower shall pay accrued interest on the principal amount so paid or prepaid. Interest payable at the Default Rate shall be payable from time to time on demand.  All determinations by Lender of an interest rate hereunder shall be conclusive and binding on Borrower for all purposes, absent manifest error (that is an obvious mathematical error). Interest on this note is computed on a 30/360 basis; that is, by applying the ratio of the Interest Rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by 30.  All interest payable under this Note is computed using this method.

E.Payments of Principal; Repayment of Loan.  To the extent not sooner repaid, Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loan, together with all other amounts then outstanding under this Note and the other Loan Documents, on the Maturity Date.

F.Default Rate.  Upon the occurrence of an Event of Default under this Note or any of the other Loan Documents and during the continuation thereof, and after the Maturity Date or following the acceleration of the Maturity Date of this Note, the outstanding principal balance of the Loan and any other amounts then owing by Borrower to Lender shall bear interest at the Default Rate.  In addition, in such event, Lender, at its option, may add any unpaid accrued interest to principal, and such sum shall bear interest therefrom until paid in full at the Default Rate.  The interest accruing under this Section shall be immediately due and payable by Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.

G.Late Charge.  If any payment of interest or principal due under this Note is not made within ten (10) days after such payment is due, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” equal to the lesser of

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(i) ten percent (10.00%) of the amount of such payment, or (ii) the maximum percentage rate permitted under applicable law of the amount of such payment, to compensate Lender for the cost of collecting and handling such late payment. Such late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender

H.Usury.  Lender and Borrower intend to conform to all applicable laws limiting the maximum rate of interest that may be charged or collected by Lender from Borrower.  Accordingly, notwithstanding any other provision hereof, Borrower shall not be required to make any payment of interest that conflicts with the mandatory and nonwaivable provisions of applicable law limiting the maximum amount of interest which may be charged or collected by Lender.  Any such excess payment made by Borrower and received by Lender shall be credited as a payment of principal, unless Borrower shall notify Lender in writing that Borrower elects to have such excess sum returned to it.  To the fullest extent permitted by law, in any action, suit or proceeding pertaining to this Note, the burden of proof, by clear and convincing evidence, shall be on Borrower to demonstrate that this Section 2(H) applies to limit any obligation of Borrower under this Note or to require Lender to make any refund, or claiming that this Note conflicts with any applicable law limiting the maximum rate of interest that may be charged or collected by Lender from Borrower, as to each element of such claim.

I.Prepayment.  Borrower may prepay the Loan in full at any time without premium or penalty.  Borrower shall give Lender at least ten (10) days prior written notice of the prepayment of the Loan.  Prepayments shall be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid, plus the outstanding principal balance of the Loan, plus all other unpaid amounts, charges, fees, and expenses outstanding under this Note or under any of the other Loan Documents.  Amounts so prepaid may not be re-borrowed.

J.Computations.  Unless otherwise expressly set forth herein, any accrued interest on the Loan, any fees, or any other obligations due hereunder shall be computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. Interest on this Note shall be payable for the day a disbursement of proceeds of the Loan is made.  Regularly scheduled payments of interest on this Note shall include interest accrued through the day on which the payment is made.

K.Payments.  Fees and Other General Provisions.  Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Note, the Security Instrument or any other Loan Document shall be made in U.S. dollars, in immediately available funds, without deduction, set-off or counterclaim, to Lender by Automated Clearing House (“ACH”) electronic payment to Lender (or such other electronic means acceptable to Lender) on the date on which such payment shall become due. If the due date of any payment under this Note or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.  Borrower hereby agrees to deliver all such documents and

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instruments as Lender may require from time to time in order to effectuate such ACH payments.

L.Agreement Regarding Interest and Charges.  The parties hereto hereby agree and stipulate that the only charge imposed upon Borrower for the use of money in connection with this Note is and shall be the interest specifically described in Section 1(C) above.  Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, arrangement fees, amendment fees, transfer review fees, up-front fees, commitment fees, facility fees, exit fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by Lender to third parties or for damages incurred by Lender, or any other similar amounts are charges made to compensate Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by Lender in connection with this Note and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

M. [RESERVED]

3.RESERVED

4.[RESERVED |

5.Default and Remedies.

A.An “Event of Default” shall have occurred upon the occurrence of any one or more of the following:

(i)any failure by Borrower to make payments of interest to Lender as required hereunder, or any fees or other charges required to be paid to Lender hereunder or under any other Loan Document, and such failure continues for a period of thirty (30) days or more following its due date;

(ii)failure by Borrower to pay the Loan in full on the Maturity Date in accordance with the terms hereunder;

(iii)failure by Borrower to provide access to the Premises as described in Section 3 herein;

(iv)failure by Borrower to make any payment required by Section 4 herein;

(v)any failure by Borrower to comply with any of the covenants set forth in Article 4 of the Security Instrument;

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(vi)the failure by Guarantor to comply with any of the covenants set forth in the Guaranty or the Environmental Indemnity, and such failure continues for more than five (5) days after notice from Lender thereof;

(vii)any representation, warranty, financial statement, certification, or other information at any time made by or on behalf of Borrower or any Guarantor to Lender becomes false or misleading in any material respect;

(viii)Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may have a Material Adverse Effect (as determined by Lender in its reasonable discretion);

(ix)issuance of any injunctions that have a Material Adverse Effect (as determined by Lender in its reasonable discretion), or issuance of any attachments which in the aggregate exceed Ten Thousand and 00/100 Dollars ($10,000.00) in value against Borrower, which is not dismissed or bonded, to the satisfaction of Lender, within sixty (60) days after its issuance;

(x)calling of a meeting of creditors, formation, or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for or with the consent or acquiescence of Borrower;

(xi)Insolvency of Borrower or any Guarantor;

(xii)any money judgments aggregating in excess of Ten Thousand and 00/100 Dollars ($10,000.00) are entered against Borrower (except to the extent fully covered by insurance and the insurance carrier has confirmed coverage without reservation of rights), and continue unsatisfied and in effect for a period of sixty (60) days;

(xiii)any garnishment, levy or execution is issued and served upon Lender, which garnishment, levy or execution covers any material portion of property of Borrower in the possession of Lender;

(xiv)(a) any Loan Document, or any covenant, agreement or obligation contained therein or evidenced thereby, ceases in any material respect to be legal, valid, binding or enforceable in accordance with its terms, or is cancelled, terminated, revoked or rescinded other than in accordance with the terms hereof or thereof, (b) any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any Loan Document is commenced by or on behalf of Borrower or any Guarantor, or (c) any court or any other Governmental Authority of competent jurisdiction makes a determination that, or issues a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents, or any one or more of the obligations of Borrower or Guarantor thereunder, are illegal,

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invalid or unenforceable in any material respect in accordance with the terms thereof;

(xv)the security interests granted by Borrower under the Loan Documents cease to be valid, first priority security interests (subject only to Permitted Encumbrances) or fails to be perfected, or any Person successfully contests the validity, priority, enforceability or perfection of such security interests;

(xvi)the occurrence of any event or condition that Lender determines, in its reasonable discretion, could have a Material Adverse Effect;

(xvii)the institution of a foreclosure action against the Premises (other than by Lender) or any part thereof, or the filing of a Lien (other than by Lender or a Permitted Encumbrance) against the Secured Property or any part thereof, which is not removed of record, bonded off, or dismissed within thirty (30) days of the institution or filing thereof;

(xviii)the occurrence of any Event of Default under any of the other Loan Documents; or

(xix)the occurrence of any “Default,” “Event of Default” or concept of similar meaning under any other credit facility or loan document evidencing any debt of Borrower to Lender other than with respect to the Secured Obligations.

B.If an Event of Default has occurred and is continuing, Lender shall have the option, without demand or notice, other than specified herein or in the other Loan Documents, to declare the unpaid principal of this Note, together with all accrued interest, and other sums secured by the Security Instrument or other Loan Documents, at once due and payable to the extent permitted by law, to foreclose the Security Instrument and the liens or security interests securing the payment of this Note, and to exercise any and all other rights and remedies available at law or in equity under the Security Instrument or the other Loan Documents.

C.The remedies of Lender, as provided herein or in the Security Instrument or any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise.  No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to a subsequent event.

6.Costs and Attorney s’ Fees.  If any Event of Default shall occur and be continuing beyond any applicable cure period, or if Lender incurs any expenses or costs in connection with

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the protection or realization of any collateral, whether or not suit is filed thereon or on any instrument granting a security interest in said collateral, Borrower promises to pay all costs of collection of every kind, including but not limited to all appraisal costs, reasonable attorneys’ fees (including, without limitation, any fees and expenses incurred by any in-house legal counsel), court costs, and expenses of every kind, incurred by Lender in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

7.Use of Proceeds.  Borrower represents, warrants, covenants, and agrees that all proceeds of the Loan evidenced by this Note will be used exclusively for commercial, business or investment purposes.

8.Waiver.  To the fullest extent permitted under applicable law, Borrower, and each Guarantor, surety and endorser hereon waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note, and in the filing of suit hereon, and agrees that such Person’s liability and the liability of such Person’s heirs, beneficiaries, successors and assigns for the payment hereof shall not be affected or impaired by any release or change in the security or by any increase, modification, renewal or extension of the indebtedness or its mode and time of payment. It is specifically agreed by the undersigned that Lender shall have the right at all times to decline to make any such release or change in any security given to secure the payment hereof and to decline to make any such increase, modification, renewal or extension of the indebtedness or its mode and time of payment.

9.Notices.  Any notices expressly required or permitted by this Note must be in writing, and will be deemed to have been given when delivered by hand, when sent by facsimile, on the date of delivery by any national overnight delivery service (delivery charges prepaid), or on the date of delivery by the United States Postal Service after deposit in the U.S. mails (postage prepaid, certified and return receipt requested), and addressed to the parties at the addresses set forth below, or, in either case, to such other address as a party may designate in a written notice to the other party given in accordance with this Section.

If to Borrower:HERE COLLECTION 8 LLC
5415 Sugarloaf Pkwy STE1108
Lawrenceville, GA 30043
Attention: Corey Walters

If to Lender:Vontive, Inc.
500 Sansome Street, Suite 615
San Francisco.  CA 94111
Attention: Danielle Rivas
Email: servicing@vontive.com

10.Application of Payments.  All payments on account of the indebtedness evidencing the Note shall first be applied to late charges and costs and fees incurred by Lender in enforcing its rights hereunder or under the Security Instrument and the other Loan Documents, second to accrued interest on the unpaid principal balance, and third to reduce unpaid principal.

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11.[ RESERVED]

12.Miscellaneous.

A.The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

B.The obligations and liabilities under this Note of Borrower shall be binding upon and enforceable against Borrower and its heirs, legatees, legal representatives, successors, and assigns.  This Note shall inure to the benefit of and may be enforced by Lender, its successors, and assigns.

C.If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

D.Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, Lender may at any time sell one or more participations in the Note.  Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

E.Time is of the essence of this Note and of each and every provision hereof.

F.This Note, together with the other Loan Documents, sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Note, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Note other than as are set forth herein and in the other Loan Documents. This Note and the other Loan Documents supersede all prior written and oral commitments and agreements relating to the Loan.  Borrower acknowledges that it is executing this Note without relying on any statements, representations, or warranties, either oral or written, that are not expressly set forth herein.

G.This Note and each provision hereof may be modified, amended, changed, altered, waived, terminated, or discharged only by a written instrument signed by the party sought to be bound by such modification, amendment, change, alteration, waiver, termination, or discharge.

H.Each party to this Note and legal counsel to each party have participated in the drafting of this Note (or have had the opportunity to consult with legal counsel), and accordingly the general rule of construction to the effect that any ambiguities in a contract

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are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation o f this Note, to the extent permitted under applicable law.

13.Choice of Laws.  This Note shall be governed by and construed in accordance with the laws of the State of Washington.

14.WAIVER OF JURY TRIAL.  BORROWER, BY ITS SIGNATURE BELOW, AND LENDER, BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY.

15.JURISDICTION AND VENUE.  All judicial proceedings brought against Lender, Borrower, or any Guarantor with respect to this Note and the other Loan Documents may be brought exclusively in the courts of the State of Washington located in the City of Seattle, King County, or of the United States for the Western District of Washington, and by execution and delivery of this Note, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note. Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 14.

16.[RESERVED]

17.Survival; Release, if there are two or more parcels to this transaction, then the following applies.  All agreements, representations and warranties made in this Note shall survive the execution of this Note, the making of each advance of the Loan by Lender, and the execution of the other Loan Documents, and shall continue until Lender receives payment in full of all obligations of Borrower incurred under this Note and the other Loan Documents.  Lender agrees that Lender shall provide Borrower with a release in form and substance satisfactory to Lender (a “Release”), regarding a portion of the Secured Property designated by Borrower for release and which is approved in writing by Lender in Lender’s sole discretion (each a “Release Parcel”), from the Security Instrument upon the satisfaction of the following conditions, as determined solely by Lender:

A.No Default or Event of Default is then occurring, and no Default or Event of Default will result from the making of the Release;

B.Lender shall have received not less than fifteen (15) Business Days’ prior written notice of the estimated date of the proposed Release;

C.Lender shall have determined, in its sole discretion, that the portions of the Secured Property remaining subject to the lien of the Security Instrument following any such partial release (the “Remaining Property”) shall have access at its boundary to and be

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adjacent to and contiguous with, publicly dedicated and improved roads or highways then in existence;

D.Lender shall have first received all of the following with respect to the Release Parcel and Remaining Property, at Borrower’s sole cost and expense:

(i)payment to Lender in full of an amount equal to one hundred twenty percent (120%) of the unpaid principal balance of Loan allocated to such Release Parcel, as determined by Lender in its reasonable discretion (the “Release Price”), in certified funds (or other good and sufficient funds satisfactory to Lender in its sole discretion) which are immediately available to Lender without any escrow or other condition, all as determined solely by Lender; provided, however, that the amount of any payment made in connection with the delivery of a Release shall be in addition to all amounts due and payable by Borrower as of the date that payment thereof is made to Lender, including, without limitation, amounts due in connection with the Loan;

(ii)evidence that the Release Parcel and the Remaining Property are each legal parcels lawfully created in compliance with all applicable subdivision laws and ordinances;

(iii)evidence that the Remaining Property has the benefit of all utilities, easements, public and/or private streets, covenants, conditions, and restrictions as may be necessary, in Lender’s sole opinion, for the use thereof;

(iv)evidence satisfactory to Lender that all taxes, bonds, or assessments, which constitute a Lien against the Secured Property have been properly allocated between the Release Parcel and the Remaining Property;

(v)if any, payment of Lender’s out-of-pocket reasonable expenses, including, without limitation, the fees, and expenses of counsel, in connection with the Release, the cost of all title insurance endorsements requested by Lender, and any trustee’s fees and recording costs in connection with the partial release;

(vi)such other documents, instruments and certifications as Lender may reasonably request; and

(vii)Lender shall have received, at Borrower’s sole cost and expense, all title insurance endorsements required by Lender with respect to the Title Policy.

E.Amounts received by Lender pursuant to this Section 16 shall be applied as follows:

(i)FIRST, to the payment of any unpaid costs and expenses due in connection with the Loan, including but not limited to, the Release Price;

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(ii)SECOND, to any accrued and unpaid interest due in connection with the Loan; and

(iii)LASTLY, to the outstanding principal balance of the Loan.

F.Lender shall provide a Release in the ordinary course of business, only after Lender has received payment in full of the Release Price and upon the satisfaction of all other conditions set forth in this Section 16.

G.Neither the acceptance of any payments nor the issuance of any partied release by Lender shall relieve or otherwise affect Borrower’s liability for the full amount of the Loan indebtedness remaining unpaid or affect the Lien of the Security Instrument encumbering the Remaining Property.

18.Further Assurances.  Borrower shall, at Borrower’s sole cost and expense: (a) execute and deliver to Lender such documents, instruments, certificates, and financial information as Lender may reasonably request, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Note and the other Loan Documents, as Lender reasonably requires from time to time. Failure of Borrower to comply with this Section within ten (10) Business Days’ of Lender’s request shall be an Event of Default hereunder.

(Signature page(s) follow)

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ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW,

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of September , 2022.

BORROWER:

HERE COLLECTION 8 LLC, a Georgia Limited Liability Company

By: /s/ Yevgeniy Davidzon
Name: Yevgeniy Davidzon
Title: Manager

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500 Sansome Street, Suite 615

San Francisco, CA 94111

Tel: 833-747-3927 | Fax: 415-887-1192

Kylianne Osojnicki	(564) 225 - 5289	k.osojnicki@vontive.com
Danielle Rivas	(415) 813 - 5796	danielle@vontive.com

TERM SHEET

Loan Number: 1015061-0000010759-2

The undersigned HERE COLLECTION 8 LLC (“Borrower”) hereby applies to Vontive, Inc. (“Lender”) for a first lien position loan (the “Loan”) with respect to the real property located at 326 Tanglewood Cove, Blue Ridge, GA 30513 and described in attached Exhibit “A” (the “Property”) on the terms and conditions set forth below.

LOAN TERMS

Loan Amount:$320,000.00 (Not to Exceed)

Initial Distribution:$320,000.00

Draw Fee:N/A

Origination Fee:2.000% of the Loan Amount, due at closing

Underwriting Fee:$995.00, due at closing

Interest Rate:Base Rate of 8.500% per annum, calculated on the basis of a 360-day year, payable in arrears on the first day of each month, except that Interest for the actual days remaining in the month in which the Closing occurs must be prepaid at Closing.

Dutch Interest:No

Amortization:N/A

Monthly Interest Payment:$2,266.67

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Default Rate:18.00% per annum

Late Penalty:Late penalty is equal to the lesser of (i) ten percent (10.00%) of the amount of such payment, or (ii) the maximum percentage rate permitted under applicable law of the amount of such payment, including payments due at maturity or on acceleration, if payment is more than 10 days late .

Loan Term:18 Months

Maturity Date:April 01, 2024

Loan Type:Fixed loan

Prepayment Penalty:None

Minimum Interest:None

Exit Fee:0.000% of the Loan Amount, due at payoff

CLOSING.  Subject to the satisfaction of all of the terms and conditions of this Application, the Loan must be closed (“Closing”) on a date acceptable to Lender on or before September 21, 2022 (“Closing Deadline”). The Loan will be disbursed from escrow less closing costs, fees and expenditures due from Borrower pursuant to the terms hereof. Time is of the essence.  If a Closing Date prior to the Closing Deadline is scheduled by the parties, but the Borrower fails to deposit required documents and funds by such date, interest shall accrue on the Loan from the scheduled Closing Date.

Loan Documents: The Loan shall be evidenced by a Promissory Note (“Note”) and secured by a first lien Deed to Secure Debt on the Property (the “Deed to Secure Debt”), the certificate, a guaranty signed by Guarantors and all other documents required by Lender (collectively the “Loan Documents”).  The Loan Documents shall be in a form and with content acceptable to Lender in its sole discretion.

Lender’s Costs and Expenses: Whether or not the Loan is funded, Borrower shall pay all costs and expenses incurred by Lender in connection with the negotiation, documentation, funding and closing of the Loan, including, without limitation, legal fees, title insurance premiums, escrow fees, filing and search fees and appraisal, environmental and inspection fees and charges. If the Loan does not close, those costs shall be due from Borrower when billed by Lender, and if not paid within ten (10) days of the billing date, the full Loan Fee shall become immediately due and payable.

Assignability: Neither this Application nor the Commitment (if this Application is accepted by Lender) are assignable by Borrower, by operation of law or otherwise, and any purported assignment shall be null and void and result in the termination of any Lender Commitment and the Lender’s retention of the Loan Fee. This Application, the Commitment (if the Application is accepted by Lender) and Loan may be assigned by Lender, in whole or in part,

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without Borrower’s consent, but such assignment shall not relieve Lender of its obligations under the Commitment, if made.

Commission and Brokerage Fees: Borrower agrees to indemnify, defend, and hold Lender harmless from and against any liability for the payment of any commission, charge, or brokerage fees to anyone which may be payable in connection with the funding of the Loan or refinancing of any prior indebtedness, if applicable, based upon any action taken by Borrower.  Borrower represents that no brokerage fees or commissions are payable by Borrower in connection with this Commitment.

Merger and Waiver: All prior representations, discussions, correspondence, negotiations, and agreements between the parties relative to the Loan are merged in this Application.  This Application and the Commitment (if the Application is accepted by Lender) can only be changed by an instrument in writing signed by both parties.  Lender reserves the right to partially or fully waive compliance with any of the covenants and conditions contained herein, all of which have been included for Lender’s benefit.

Termination: Lender may terminate the Commitment by written notice to Borrower if: (a) Borrower or any Guarantor fails to comply with any term or condition of the Commitment; (b) Borrower or any Guarantor or any person, partnership, limited liability company, corporation or other entity holding an ownership interest in Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for it or for any of its property; (ii) admit in writing an inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors: (iv) be adjudicated as bankrupt or insolvent: or (v) as debtor, file or have filed against it petitions in bankruptcy, or petitions seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute; (c) any misrepresentation, warranty, statement, certificate, or other information made or furnished to Lender is false or misleading in any material respect; (d) there has been a material adverse change in the financial condition or credit standing of Borrower or any Guarantor or any person, partnership, limited liability company or corporation holding an ownership interest in Borrower or in the value, condition or operation of the Property; the Property or any material portion thereof is damaged or destroyed by fire or other casualty or is condemned or notice of condemnation proceedings is sent to Borrower; or (f) any engineering inspection report, environmental report, appraisal or other report, study or an analysis required by Lender as a condition of Closing the Loan is not acceptable to Lender in its sole and absolute discretion, If the Commitment is terminated for any of the reasons set forth in this Paragraph, then Lender shall retain the Loan Fee, and neither party shall have any further rights or obligations hereunder. LENDER AND BORROWER AGREE THAT LENDER’S RETENTION OF THE LOAN FEE AND COLLECTION OF THE FEES AND EXPENSES PROVIDED FOR IN PARAGRAPH 2 ABOVE ARE DEEMED TO BE LIQUIDATED DAMAGES, NOT A PENALTY, FOR BORROWER’S FAILURE TO PERFORM ITS OBLIGATIONS AND LENDER’S LOSS OF BARGAIN BEFORE OF THE DIFFICULTY, INCONVENIENCE AND UNCERTAINTY OF ASCERTAINING OF ACTUAL DAMAGES.  NO OTHER DAMAGES, RIGHT OR REMEDIES SHALL BE COLLECTIBLE OR AVAILABLE TO LENDER.

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The undersigned agree (s) to be bound by all of the terms and conditions of this Term Sheet and represents that the person executing this Summary has full authority to bind Borrower. The undersigned also agree(s) that wherever it is provided for compliance with certain terms, covenants and conditions is a prerequisite for Lender’s making the Loan, such compliance is an obligation to be fulfilled by the undersigned and is not merely an option.

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, MODIFY A LOAN, OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE.

EXECUTED AS OF September , 2022

BORROWER

HERE COLLECTION 8 LLC, A Georgia Limited Liability Company

By: /s/ Yevgeniy Davidzon
Name: Yevgeniy Davidzon
Title: Manager

326 Tanglewood cove, Blue Ridge, GA 30513

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EXHIBIT A
Legal Description

All that tract or parcel of land lying and being in Land Lot 301 of the 8th District, 2nd Section of Fannin County, Georgia, and being designated as Lot 11B-2 and as Lot 12C of Tanglewood Cove Subdivision, and being more particularly described on plat of survey prepared by Dugger P. Kiker, G.R.L.S. #1351, dated April 25,1985, and recorded in Plat Book 15, Page 48, Fannin County, Georgia Records. Said plat is incorporated herein by reference for a more complete legal description.

Also conveyed herein is a permanent and perpetual thirty (30) foot road right-of-way easement for both vehicular and pedestrian traffic, over and across the graveled road, generally known in the community as Tanglewood Drive, that leads from the paved county road, generally known in the community as Dry Branch Road, to the subject property(ies), as shown on the above referenced subdivision plat. Said road right-of-way easement is not a mere easement, but is a right running with the land and shall inure to the benefit of the Grantee, herein, his heirs, executors, and assigns, and shall forever be a burden against the land, over and across which said road right-of-way easement traverses.

This conveyance is subject to the following Restrictive Covenants:

1.) Septic tank and drain field will be used for sewage disposal;

2.) Mobile homes and concrete block construction are prohibited, except that concrete blocks may be used in foundations and chimneys;

3.) A power line with the essential clearing may be installed along the road which traverses the above-described property.

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